                                                                     Exhibit 4.2

                                                                 EXECUTION COPY
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                            MASTELLONE HERMANOS S.A.,
                                     Company

                                       to

                              THE BANK OF NEW YORK,
                Trustee, Co-Registrar and Principal Paying Agent

                                       and

                           BANCO RIO DE LA PLATA S.A.,
                           Registrar and Paying Agent

                                 --------------

                       LEITESOL INDUSTRIA E COMERCIO S.A.,
                            MASTELLONE SAN LUIS S.A.
                                       and
                                  PROMAS S.A.,
                              Subsidiary Guarantors
                                 --------------

                           BANCO RIO DE LA PLATA S.A.,
                                Collateral Agent

                                 --------------

                                    INDENTURE

                          Dated as of October 22, 2004

                                 --------------

               8% Series A-1 Collateralized Senior Notes due 2012
               8% Series A-2 Collateralized Senior Notes due 2012
               8% Series B-1 Collateralized Senior Notes due 2012
               8% Series B-2 Collateralized Senior Notes due 2012
                   8% APE Collateralized Senior Notes due 2012

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                                TABLE OF CONTENTS

                                -----------------

                                                                                                       PAGE
                                                                                                       ----

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.05. Notices, Etc., to Trustee, Co-Registrar, Principal Paying Agent, Company and Subsidiary

                                    ARTICLE 2
                                   NOTE FORMS

SECTION 2.01. Forms Generally...........................................................................42
SECTION 2.02. Restrictive Legends.......................................................................44
SECTION 2.03. Restrictions on Transfer of, or of Interests in, the Offshore Senior Notes During the

                                    ARTICLE 3
                                THE SENIOR NOTES

                                       i

                                    ARTICLE 4
                           SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture...................................................82
SECTION 4.02. Application of Trust Money................................................................83

                                    ARTICLE 5
                                    REMEDIES

SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium, Interest, Liquidated

                                    ARTICLE 6
                                   THE TRUSTEE

                                       ii

                                   ARTICLE 6A

SECTION 6A.01.  Collateral.............................................................................100
SECTION 6A.02.  Representation, Agreement, Etc., of Collateral Agent...................................100

                                    ARTICLE 7
                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01. Disclosure of Names and Addresses of Holders.............................................100
SECTION 7.02. Reports by Trustee.......................................................................100

                                    ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURES

                                   ARTICLE 10
                                    COVENANTS

SECTION 10.01. Payment of Principal, Premium, if Any, Interest, Liquidated Damages, if Any, and

                                      iii

SECTION 10.19. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.121

                                   ARTICLE 11
                           REDEMPTION OF SENIOR NOTES

                                   ARTICLE 12
                         GUARANTEES OF THE SENIOR NOTES

                                       iv

                                   ARTICLE 13
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
                 Miscellaneous Provisions..............................................................139
SECTION 13.06. Reinstatement...........................................................................139

SCHEDULE I -   Indebtedness Outstanding on the Original Issue Date of the 8%
               Series A-1 Collateralized Senior Notes due 2012 and the 8% Series
               B-1 Collateralized Senior Notes due 2012

SCHEDULE II -  Dividend and Other Payment Restrictions Outstanding on the
               Original Issue Date of the 8% Series A-1 Collateralized Senior
               Notes due 2012 and the 8% Series B-1 Collateralized Senior Notes
               due 2012

SCHEDULE III - Non-participating Existing Bank Debt and Non-participating
               Existing Notes

EXHIBIT A - Form of Pledge Agreement

                                       v

         THIS INDENTURE, dated as of October 22, 2004 among (i) MASTELLONE
HERMANOS S.A., a sociedad anonima duly organized and existing under the laws of the Republic of Argentina ("ARGENTINA") on October 22, 1973, with a term of duration expiring on November 5, 2060, and registered with the Argentine Public
Registry of Commerce on May 17, 1976 under number 1163, Book 85, Volume "A" of
Estatutos de Sociedades Anonimas, having its registered executive offices at E.
Ezcurra 365, Piso 2, Of. 310 (C1107CLA), Buenos Aires, Argentina (the
"COMPANY"), as issuer, (ii) THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "TRUSTEE"), Co-Registrar (the "CO-REGISTRAR") and
Principal Paying Agent (the "PRINCIPAL PAYING AGENT"), (iii) BANCO RIO DE LA
PLATA S.A., a sociedad anonima duly organized and existing under the laws of
Argentina, as Registrar (the "REGISTRAR"), Paying Agent (the "PAYING AGENT") and
Representative of the Trustee in Argentina for the purpose of receiving communications in Argentina in respect of this Indenture so long as any Senior
Notes (as defined herein) remain outstanding, (iv) LEITESOL INDUSTRIA E COMERCIO
S.A., a limited company duly organized and existing under the laws of Brazil,
MASTELLONE SAN LUIS S.A., a sociedad anonima duly organized and existing under the laws of Argentina, and PROMAS S.A., a sociedad anonima duly organized and existing under the laws of Argentina, as Subsidiary Guarantors (as hereinafter defined), and (v) Banco Rio de la Plata S.A., a sociedad anonima duly organized and existing under the laws of Argentina, as Collateral Agent (as hereinafter defined).

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of five series of 8%
Collateralized Senior Notes due 2012 pursuant to resolutions of the shareholders of the Company adopted on March 3, 2004 and September 16, 2004 and resolutions of the Board of Directors of the Company adopted March 3, April 2, April 30, May
7 and September 15, 2004, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         WHEREAS, the corporate purpose and principal activity of the Company is the commercialization and industrialization in every stage of production and processing, packaging, exporting and importing of raw materials, products and by-products destined to nourishment;

         WHEREAS, at December 31, 2003 the capital stock of the Company was Ps.
409,900,000 and the shareholders' equity of the Company was Ps. 357.4 million;
and

         WHEREAS, the Senior Notes (as hereinafter defined) are to be secured by the Pledge Agreement and guaranteed under the Subsidiary Guarantees referred to herein;

         THEREFORE, all things necessary have been done to make the Senior
Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

                             RECITALS OF THE TRUSTEE

         The Trustee has agreed to act as trustee under this Indenture on the terms and conditions set forth herein.

         The Trustee has been provided with a copy of the resolutions of the shareholders of the Company passed on March 3, 2004 and September 16, 2004 and of the Board of Directors of the Company passed on March 3, April 2, April 30,
May 7 and September 15, 2004 and hereby confirms that the terms and conditions of the form of the Senior Notes substantially reflect the terms of said resolutions.

                     RECITALS OF THE COMPANY AND THE TRUSTEE

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 8% Series
A-1 Collateralized Senior Notes due 2012 (the "SERIES A-1 SENIOR NOTES"), the
Company's 8% Series A-2 Collateralized Senior Notes due 2012 (the "SERIES A-2
SENIOR NOTES"), if and when issued in exchange for the Series A-1 Senior Notes pursuant to the Registration Rights Agreement (as hereinafter defined), the
Company's 8% Series B-1 Senior Notes due 2012 (the "SERIES B-1 SENIOR NOTES"),
the Company's 8% Series B-2 Collateralized Senior Notes due 2012 (the "SERIES
B-2 SENIOR NOTES"), if and when issued in exchange for the Series B-1 Senior
Notes pursuant to the Registration Rights Agreement, and, if and when issued, the Company's 8% APE Collateralized Senior Notes due 2012 (the "APE SENIOR
NOTES"), the Series A-1 Senior Notes, the Series A-2 Senior Notes, the Series
B-1 Senior Notes, the Series B-2 Senior Notes and the APE Senior Notes being the
"SENIOR NOTES".

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 1.01.  Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings
assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust
Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "CASH TRANSACTION" and "SELF-LIQUIDATING
PAPER", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting
Principles; and

                  (d) the words "HEREIN", "HEREOF" AND "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "ACCREDITED INVESTOR" means an Individual Accredited Investor or an
Institutional Accredited Investor.

         "ACCREDITED INVESTOR SENIOR NOTES" has the meaning specified in Section
2.01.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary, including by designation, or (b) assumed in connection with the acquisition of assets. Acquired
Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the acquisition of such assets.

         "ACT", when used with respect to any Holder, has the meaning specified in Section 1.04.

         "ADDITIONAL AMOUNTS" means additional amounts as may be necessary in order that the net amounts received by each Holder after any withholding or deduction in respect of any Taxes shall equal the respective amounts of principal and interest that would have been received in respect of the Senior
Notes in the absence of such withholding or deduction.

         "AFFILIATE" means, with respect to any specified Person, (a) any other
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly through one or more Subsidiaries, 10% or more of any class of such specified Person's Capital Stock or (c) any executive officer or director of any such specified Person or, with respect to any such 10%
stockholder that is a natural Person, any spouse, sibling or child (natural or adopted) of such natural Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person, means the power to vote 10% or more of any class of voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGENT MEMBERS" has the meaning specified in Section 3.06.

         "APE" means any acuerdo preventivo extrajudicial entered into by the
Company and certain of its unsecured creditors pursuant to Argentine Law No.
24,522, as amended by Argentine Law 25,589, which shall contemplate, among other things, the cancellation of certain of the Existing Notes and the issuance to the holders thereof of APE Senior Notes in the principal amount of the Existing
Notes so cancelled.

         "APE SENIOR NOTES" has the meaning specified in the Recitals of the
Company and the Trustee.

         "ARGENTINE GOVERNMENT" means the Government of Argentina.

         "ARGENTINE BANKRUPTCY LAW" means Argentine Law No. 24,422, as amended.

         "ARGENTINE NEGOTIABLE OBLIGATIONS LAW" means Argentine Law No. 23,576, as amended.

         "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "TRANSFER"), directly or indirectly, in one or a series of related transactions, of (a) any
Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any
Restricted Subsidiary; or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of the
Indenture described under Article 8, (ii) between or among the Company or any wholly owned Restricted Subsidiaries in accordance with the terms of this
Indenture, (iii) having a Fair Market Value of not more than US$1.0 million (or, to the extent non-US dollar denominated, the US Dollar Equivalent of such amount) in any given fiscal year, (iv) by the Company or any Restricted
Subsidiary of damaged, worn out or other obsolete property or assets in the ordinary course of business, (v) any transfer constituting a Restricted Payment that is permitted to be made, and is made, under paragraph (a) of Section 10.11 hereof, (vi) that is permitted to be made, and is made, pursuant to the definition of "Permitted Investments", and (vii) consisting of Receivables and
Related Assets or a fractional undivided interest therein sold by the Company or any Restricted Subsidiary pursuant to any Permitted Receivables Financing.

         "ATTRIBUTABLE VALUE" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

         "AUTHENTICATING AGENT" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Senior Notes.

         "AUTHORIZED OFFICER" means any member of the Supervisory Committee of the Company, any Director of the Company and any employee of the Company as may be duly authorized to take actions under this Indenture and the Senior Notes, provided that for purposes of executing the Senior Notes an "AUTHORIZED OFFICER"
shall mean a Director and a Member of the Supervisory Committee of the Company.

         "AVERAGE LIFE" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

         "BASE" means the Buenos Aires Stock Exchange.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

         "BOARD RESOLUTION" means a copy of a resolution certified by a Notary
Public, any Director, the President, any Vice President, the Chief Financial
Officer or the Finance Manager of the Company to have been duly adopted by the
Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BONEX" means Bonos Externos of Argentina of any series.

         "BUSINESS DAY" means, with respect to each place of payment, a day on which banks are open for business and carrying out transactions in US Dollars in
The City of New York and the city of the Paying Agent effecting the payment.

         "CAPITAL EXPENDITURES" shall mean, without duplication, all expenditures or commitments made, directly or indirectly (by way of acquisitions of securities of a Person or the expenditures of cash, the transfer of property or the incurrence of Indebtedness), by the Company or any Restricted Subsidiary,
for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of the Company and the Restricted Subsidiaries.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents
(however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the Original Issue Date of the Series A-1 Senior Notes and the
Series B-1 Senior Notes.

         "CAPITALIZED LEASE OBLIGATION" means any obligation of any Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "CASH EQUIVALENTS" means (a) any evidence of Indebtedness with a maturity of 270 days or less issued or directly and fully guaranteed or insured by the United States of America or Argentina or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Argentina, as the case may be, is pledged in support thereof), (b)
certificates of deposit, Eurodollar time deposits and bankers' acceptances with a maturity of 270 days or less and overnight bank deposits of any financial institution (including any branch thereof) that is organized or regulated under the laws of the United States of America or any state thereof, Brazil,
Switzerland or Argentina and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$300 million (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), or US$100 million (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), in the case of any bank or trust company organized or regulated under the laws of Argentina, and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or (in the case of Argentina) an Argentine affiliate thereof or (c)
commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by
S&P or at least P-1 by Moody's.

         "CASH TENDER OFFER" means the cash tender offer referred to in the
Offering Memorandum.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) prior to the first Qualified Equity Offering, Permitted Holders beneficially own (as defined below) less than, directly or indirectly, 51% of the total voting power of all classes of outstanding Voting Stock of the
Company; (b) after a Qualified Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than
Permitted Holders, is or becomes the beneficial owner of more than 35% of the total voting power of all classes of outstanding Voting Stock of the Company, unless the Permitted Holders are the beneficial owners of more than 51% of the total voting power of all outstanding Voting Stock of the Company; (c) after a
Qualified Equity Offering, the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is converted or exchanged only to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or is converted into or exchanged for (A) Voting Stock (not including Redeemable Capital Stock) of the Surviving
Entity or (B) cash, securities and other property (other than Voting Stock of the Surviving Entity) in an amount that could be paid by the Company, on a pro forma basis, as a Restricted Payment as described under Section 10.11 hereof and
(ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted
Holders, is the beneficial owner of more than

35% of the total voting power of all classes of outstanding Voting Stock of the
Surviving Entity, unless the Permitted Holders are the beneficial owners of more than 51% of the total voting power of all outstanding Voting Stock of the
Surviving Entity; (d) a majority of the elected Board of Directors of the
Company has been nominated by any "person" or "group" (as such terms are used in
Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders or a depositary or custodian for any depositary receipts in respect of Voting Stock of the Company (provided that such depositary or custodian is not acting at the direction of any such "person" or "group" other than one or more Permitted
Holders); or (e) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution. For purposes of this definition, the term
"beneficial ownership" shall have the meaning assigned under Rules 13d-3 and
13d-5 under the Exchange Act, except that a Person shall be deemed to have
"beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "CLEARSTREAM LUXEMBOURG" means Clearstream Banking, societe anonyme.

         "CNV" means Comision Nacional de Valores, the Argentine National
Securities Commission.

         "COLLATERAL AGENT" means Banco Rio de la Plata S.A., in its capacity as collateral agent under the Pledge Agreement, and any successor thereto in such capacity.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture
Act, then the body performing such duties at such time.

         "COMPANY" or "MASTELLONE" means the Person named as the "COMPANY" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its President, any Vice President, its
Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "CONSOLIDATED AMORTIZATION EXPENSE" of any Person for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of the Company), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" of any Person for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of the Company), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any determination date, the ratio of (i) EBITDA for four full fiscal quarters immediately preceding the determination date, to (ii) the aggregate Fixed
Charges for such four fiscal quarters. In making such computations:

          (i) EBITDA and Fixed Charges shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Redeemable Capital
     Stock to be issued (and all other Indebtedness incurred or Redeemable
     Capital Stock issued since the first day of such period of four full fiscal quarters referred to in Section 10.10 hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Redeemable Capital
     Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such four quarter period and, in the case of Acquired
     Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the
     Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four quarter period;

          (ii) the Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with paragraph
     (a) of Section 10.10 hereof and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate;

          (iii) the Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with paragraph (a) under Section 10.10 hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility;

          (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on
     Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have

     accrued at the rate per annum resulting after giving effect to the operation of such agreements; and

          (v) if after the first day of the applicable four-quarter period the
     Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Redeemable
     Capital Stock) of the Company within 30 days of such issuance and sale,
     Fixed Charges shall be calculated on a pro forma basis as if such
     Indebtedness had been retired on the first day of such period.

         "CONSOLIDATED INCOME TAX EXPENSE" means, for any Person for any period, the provision for taxes based on income and profits of the Company and its
Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of the Company for such period.

         "CONSOLIDATED INDEBTEDNESS RATIO" means, as at any date of determination, the ratio of the principal amount of Net Indebtedness of the
Company and its Restricted Subsidiaries as of such date, determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP, to EBITDA with respect to the four most recently completed fiscal quarters of the Company through such date.

         "CONSOLIDATED INTEREST EXPENSE" means, without duplication, for any period, the sum of the interest expense on all Indebtedness of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Value, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations,
(vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest and (ix) any interest payable with respect to discontinued operations but excluding interest expense representing the amortization of the gain realized to the Company from the refinancing of the
Existing Notes and the Existing Bank Debt, which refinancing is effected by the issuance of Senior Notes or Floating Rate Debt.

         "CONSOLIDATED NET INCOME" for any period means the net income (or loss)
of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a
Restricted Subsidiary of the Company) in which any Person other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any of its Restricted Subsidiaries in
the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the Company or is merged into or

consolidated with the Company or any of its Restricted Subsidiaries or (b) the
assets of such Person are acquired by the Company or any of its Restricted
Subsidiaries; (iii) the net income of any Restricted Subsidiary of the Company during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period (except to the extent that (x)
such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise and (y) the Company would not be under any obligation to repay, return, transfer or invest any such amount so paid to or in that Restricted Subsidiary at any time prior to one year after the Stated Maturity of the principal of the Senior
Notes) or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (but not loss), together with any related provisions for taxes on any such gain, realized during such period by the Company or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any of its Restricted
Subsidiaries or (b) any Asset Sale by the Company or any of its Restricted
Subsidiaries; (v) any extraordinary gain (but not extraordinary loss), together with any related provision for taxes on any such extraordinary gain, realized by the Company or any of its Restricted Subsidiaries during such period; and (vi)
in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided further that (A) any gain referred to in clauses (iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or one of its Restricted Subsidiaries during such period shall be included in the Consolidated Net Income and (B) any cash gain referred to in clause (iv) above shall, for purposes only of calculating the amount of Restricted Payment that may be made pursuant to Section
10.11(a)(v)(A), be included in calculating Consolidated Net Income.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, the sum of (i) the consolidated equity of the common stockholders of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted
Subsidiaries plus (ii) the respective amounts reported on such consolidated balance sheet with respect to any series of preferred stock (other than
Redeemable Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company and its Restricted Subsidiaries upon issuance of such preferred stock, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business)
subsequent to the date of the Indenture in the book value of any asset owned by the Company or a Restricted Subsidiary, each item determined in conformity with
GAAP.

         "CONSOLIDATED TANGIBLE ASSETS" as of any date of determination means the total assets of the Company and its Restricted Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis as set forth on the

                                       10

most recently available quarterly or annual consolidated balance sheet of the
Company and its Restricted Subsidiaries, less all write-ups subsequent to the
Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior
Notes in the book value of any asset owned by the Company or any of its
Restricted Subsidiaries each item determined in conformity with GAAP.

         "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 8 West, New York, New York 10286.

         "CORPORATION" includes corporations, associations, companies and business trusts.

         "CURRENCY AGREEMENTS" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted
Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

         "DALLPOINT" means Dallpoint Investments LLC, a Delaware limited liability company.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEFAULTED INTEREST" has the meaning specified in Section 3.12.

         "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

         "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

         "EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Income
Tax Expense, (iii) Consolidated Amortization Expense (but only to the extent not included in Fixed Charges), (iv) Consolidated Depreciation Expense, (v) Fixed
Charges and (vi) all other non-cash items reducing Consolidated Net Income and minus non-cash items increasing Consolidated Net Income (including exchange differences, holding results, results from exposure to inflation and extraordinary results and excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period and non-cash credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business) of the Company and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that

                                       11

the amounts set forth in clauses (ii) through (vi) shall be included without duplication and only to the extent such amounts actually reduced (or increased) Consolidated Net Income).

         "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the
Euroclear System.

         "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

         "EXCESS CASH" shall mean for any fiscal year the sum (without duplication) of: (a) EBITDA for such fiscal year; minus (b) Capital Expenditures made by the Company and the Restricted Subsidiaries in cash during such fiscal year (except to the extent attributable to (i) the incurrence of obligations in respect of Capitalized Lease Obligations or otherwise financed by incurring
Indebtedness or (ii) Capital Expenditures paid with Net Cash Proceeds or Net
Equity Proceeds); minus (c) cash income taxes, cash asset taxes, cash penalties in respect of non-payment or late payment of taxes and cash withholding taxes, in each case payable by the Company and the Restricted Subsidiaries with respect to such fiscal year; minus (d) cash used to make interest payments during such fiscal year; minus (e) cash used during such fiscal year to repay principal of the Senior Notes, the Floating Rate Debt, Capitalized Lease Obligations of the
Issuer and secured Indebtedness of the Issuer (excluding mandatory redemptions of the Senior Notes during such fiscal year pursuant to Section 11.01(b)) or other borrowings used to finance Capital Expenditures, provided that after giving pro forma effect to the use of the amount of such Excess Cash to make such mandatory redemptions and mandatory repayments, the balance of cash and
Cash Equivalents of the Company and the Restricted Subsidiaries shall not be lower than the equivalent of 1.5% of net sales for such fiscal year, but in any case not less than US$10,000,000. Excess Cash for any Excess Cash Redemption
Date shall be calculated using Peso amounts set forth in the applicable financial statements prepared in accordance with GAAP and converted to Dollars at the prevailing exchange rate on the date the Company is required by applicable Law to file such financial statements with the CNV.

         "EXCESS CASH REDEMPTION AMOUNT" has the meaning specified in Section
11.01(b).

         "EXCESS CASH REDEMPTION DATE" has the meaning specified in Section
11.01(b).

         "EXCESS PROCEEDS OFFER" has the meaning set forth in Section 10.17.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OFFER" means the exchange offer referred to in the Offering
Memorandum.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                                       12

         "EXEMPTED AFFILIATE TRANSACTION" means (i) transactions with any Person that is an Affiliate of the Company or any Restricted Subsidiary solely as the result of the Company's or such Restricted Subsidiary's Investment in such
Person, (ii) reasonable and customary regular compensation and fees to directors of the Company or any such Restricted Subsidiary who are not employees of the
Company or any such Restricted Subsidiary, (iii) payments of salary, bonus and other ordinary compensation in the ordinary course of business, to Affiliates of the Company that are employees provided that such payments shall not exceed
US$2,000,000 (or the US Dollar Equivalent of such amount in other currencies) in the aggregate in any fiscal year and (iv) any distribution to stockholders, as stockholders, permitted by Section 10.11.

         "EXISTING BANK DEBT" means the Company's unsecured financial debt originally issued to commercial banks and aggregating as to principal approximately US$ 104,000,000 (or if non-US Dollar denominated, the US Dollar
Equivalent thereof) as of June 30, 2004.

         "EXISTING NOTES" means the Company's 11 3/4% Senior Notes due 2008.

         "FAIR MARKET VALUE" means, with respect to any security, asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the relevant Person acting in good faith, whose determination shall be conclusive and shall be evidenced by a Board
Resolution.

         "FEDERAL BANKRUPTCY CODE" means the Bankruptcy Act of Title 11 of the
United States Code, as amended from time to time.

         "FIXED CHARGES" means, for any period, the sum of (a) Consolidated
Interest Expense for such period, (b) all cash paid by the Company during such period in respect of interest on any Indebtedness of any other Person guaranteed by the Company or any of its Restricted Subsidiaries, and (c) all cash dividend payments (and non-cash dividend payments in the case of any Restricted
Subsidiary) on any series of preferred stock of the Company or a Restricted
Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

         "FLOATING RATE DEBT" means the New Floating Rate Debt and the APE
Floating Rate Debt.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in Argentina, consistently applied, that are in effect from time to time. If any financial term is not addressed or identified under GAAP, such term will be interpreted in accordance with U.S. generally accepted accounting principles in effect at the time.

         "GLOBAL SENIOR NOTE" has the meaning specified in Section 2.01.

                                       13

         "GOVERNMENTAL AGENCY" means any public legal entity or public agency of
Argentina or the United States, whether created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

         "GUARANTEE" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb,
"guarantee" shall have a corresponding meaning.

         "GUARANTEED DEBT" of any Person means, without duplication, all
Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

         "GUARANTEED OBLIGATIONS" means the obligations required by Section
12.01 to be guaranteed by a Subsidiary Guarantor.

         "GUARANTEED PARTIES" means all the persons who are now or who hereafter become Holders and the Trustee under this Indenture.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such person pursuant to any Interest Rate Agreement or Currency Agreement.

         "HOLDER" or "HOLDER" means a Person in whose name a Senior Note is registered in the Note Register.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by

                                       14

bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all
Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (f) all
Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all Guaranteed Debt of such Person, and (h) all
Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.
For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Redeemable
Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such
Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital
Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Indebtedness shall exclude any liability for taxes and any accounts payable and other indebtedness and obligations incurred in the ordinary course of business in connection with the acquisition of goods and services but shall include, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to trade letters of credit, acceptances or the like securing obligations entered into in the ordinary course of business of such Person for the import of equipment used in the business of such Person or inventory for sale to customers to the extent such letters of credit, acceptances or the like are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed to the lender no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, acceptance or the like by such lender).

         "INDENTURE" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "INDIVIDUAL ACCREDITED INVESTOR" means an individual who is an
"accredited investor" as defined in rule 501(a)(5) or (6) under the Securities
Act.

         "INSTITUTIONAL ACCREDITED INVESTOR" means a Person that is an
"accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the
Securities Act.

                                       15

         "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Senior Notes.

         "INTEREST RATE AGREEMENTS" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

         "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by way of guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital
Stock, bonds, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "INVESTMENT" made by the Company in such Unrestricted
Subsidiary at such time. "INVESTMENTS" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and guarantees of Indebtedness that are permitted under Section 10.10 hereof.

         "LAW" means any constitution, treaty, convention, statute, law, code, ordinance, decree, order, determination, rule, regulation, guideline, interpretation, direction, policy or request, or judicial or arbitral decision, judgment or award.

         "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "LOAN AGREEMENT" means the Loan Agreement dated as of October 22, 2004 among the Company, the Subsidiary Guarantors, the financial institutions party thereto and Banco Societe Generale S.A., as Administrative Agent.

         "MASTELLONE" or "COMPANY" means the Person named as the "COMPANY" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "COMPANY" shall mean such successor Person.

         "MATURITY" means, with respect to any Senior Note, the date on which any principal of such Senior Note becomes due and payable as therein provided or as

                                       16

provided in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise (including pursuant to a Change of Control Offer or an
Excess Proceeds Offer).

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any
Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks)
related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such
Asset Sale, (iv) amounts required to be paid to any Person (other than the
Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the
Company or any Restricted Subsidiary, as the case may be, as a reserve, whether or not required by GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the
Trustee.

         "NET EQUITY PROCEEDS" means, with respect to any sale of Qualified
Capital Stock by the Company or any sale of Qualified Capital Stock by any
Restricted Subsidiary to parties other than the Company and the Restricted
Subsidiaries, the aggregate net proceeds received in cash, after the payment of expenses, commissions and the like incurred in connection therewith. If
Redeemable Capital Stock or Indebtedness is converted into Qualified Capital
Stock, the amount so converted shall be deemed to be Net Equity Proceeds received at the time of conversion.

         "NET INDEBTEDNESS" means, at any date of determination, the excess, if any, of the amount of Indebtedness of the Company at such date over the amount of cash and Cash Equivalents of the Company at such date, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

         "NEW FLOATING RATE DEBT" means the Company's Collateralized Senior
Floating Rate Amortizing Debt due 2011 which is to be outstanding under the Loan
Agreement and is defined therein as "New Floating Rate Debt".

         "NON-PARTICIPATING EXISTING BANK DEBT" means Existing Bank Debt which was not accepted by the Company in the Cash Tender Offer or the Exchange Offer.
The Non-participating Existing Bank Debt is described in Schedule III.

                                       17

         "NON-PARTICIPATING EXISTING NOTES" means Existing Notes which were not accepted by the Company in the Cash Tender Offer or the Exchange Offer. The
Non-participating Existing Notes are described in Schedule III.

         "NON-RECOURSE DEBT" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (other than the Securitization
Subsidiary) (a) provides direct credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise) (other than the
Securitization Subsidiary).

         "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Purchase Money
Indebtedness to the extent that such Indebtedness is non-recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets other than the assets financed with the proceeds thereof.

         "NON-U.S. PERSON" means a person who is not a U.S. person as defined in
Regulation S.

         "NOTE REGISTER" has the meaning specified in Section 3.05.

         "OFFERING MEMORANDUM" means the Company's Offering Memorandum and Proxy
Solicitation Statement dated March 5, 2004, as modified and supplemented from time to time through the Original Issue Date of the Series A-1 Senior Notes and
the Series B-1 Senior Notes.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Authorized
Officers of the Company, and delivered to the Trustee.

         "OFFSHORE GLOBAL SENIOR NOTE" has meaning specified in Section 2.01.

         "OFFSHORE PHYSICAL SENIOR NOTE" has the meaning specified in Section
2.01.

         "OFFSHORE SENIOR NOTE" has the meaning specified in Section 2.01.

         "OFFSHORE SENIOR NOTE RESTRICTED PERIOD" has the meaning specified in
Section 2.02.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

         "ORIGINAL ISSUE DATE" with respect to any series of Senior Notes means the date of original issuance of the Senior Notes of such series.

         "OUTSTANDING", when used with respect to the Senior Notes, means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

                                       18

                  (i) Senior Notes theretofore cancelled by the Trustee or
         delivered to the Trustee for cancellation;

                  (ii) Senior Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior
         Notes; provided that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Senior Notes, except to the extent provided in Sections
         13.02 and 13.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen;
         and

                  (iv) Senior Notes which have been paid pursuant to Section
         3.10 or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior
         Notes are held by a bona fide purchaser in whose hands the Senior Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Senior Notes owned by the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be
Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes which a
Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Company shall notify the Trustee in writing when it repurchases or otherwise acquires Senior Notes, of the aggregate principal amount of such
Senior Notes so repurchased or otherwise acquired.

         "PAYING AGENT" means the Person named as Paying Agent in the first paragraph of this Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any Senior Notes on behalf of the Company, including the Principal Paying Agent.

         "PARI PASSU INDEBTEDNESS" means (a) with respect to the Senior Notes,
Indebtedness which ranks pari passu in right of payment to the Senior Notes, and
(b) with respect to any Subsidiary Guarantee, Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantee.

         "PERMITTED CAPITAL EXPENDITURES" means (a) (i) for each of the
Company's fiscal years 2004 through 2006, US$8,000,000 (or the US Dollar
Equivalent of such

                                       19

amount in other currencies) and (ii) for each of the Company's fiscal years 2007 through 2012, US$10,000,000 (or the US Dollar Equivalent of such amount in other currencies), plus (b) the amount (if any) by which (i) the aggregate amount of
Permitted Capital Expenditures for all of the preceding fiscal years exceeds
(ii) the aggregate amount of Capital Expenditures actually made during such fiscal years (excluding those made by application of Net Cash Proceeds or Net
Equity Proceeds) (calculated based on the exchange rate in effect at the end of the Company's most recently completed fiscal quarter). For the purposes of this definition, Capital Expenditures shall not include capital expenditures financed by means of a specific financial facility, and shall include the installments corresponding to the facilities previously deducted.

         "PERMITTED HOLDERS" means Pascual Mastellone, Victorio Mastellone, Jose
Mastellone, Dallpoint (but only for so long as the beneficial holders of
Dallpoint's equity capital on the Original Issue Date of the Series A-1 Senior
Notes and the Series B-1 Senior Notes and their Permitted Transferees own beneficially a majority of Dallpoint's equity) and their respective Permitted
Transferees.

         "PERMITTED INDEBTEDNESS" means any of the following:

                  (a) Indebtedness of the Company under any revolving line of credit in an aggregate principal amount not to exceed at any time outstanding the greater of (I) US$15,000,000 (or to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) and (II) the excess of (x) the higher of (1) 50% of the net book value of accounts receivable or (2) 100% of the net book value of export third-party receivables on a consolidated basis in accordance with GAAP over (y) the US Dollar Equivalent of the amount of financing outstanding under any Permitted Receivables Financing;

                  (b) Indebtedness of the Company pursuant to the Senior Notes and the Floating Rate Debt, including any Subsequent Senior Notes issued pursuant to this Indenture;

                  (c) Indebtedness of the Company outstanding on the Original
Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior Notes (any
such Indebtedness the principal amount of which is in excess of US$1,000,000
(or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) being listed on a schedule hereto);

                  (d) Indebtedness of the Company owing to any wholly owned
Restricted Subsidiary other than a Securitization Subsidiary; provided that any
Indebtedness of the Company owing to any such Restricted Subsidiary is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the Senior Notes shall become due and payable (whether at
Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Senior Notes; provided further that (i) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another wholly owned
Restricted Subsidiary other than a Securitization Subsidiary) or (ii) the occurrence of any event by which such Subsidiary ceases to be a

                                       20

Restricted Subsidiary (by way of designation or the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any
Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary), shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

                  (e) Indebtedness of the Company under Interest Rate Agreements relating to Indebtedness of the Company otherwise permitted under the Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes;

                  (f) Indebtedness of the Company under Currency Agreements, provided that (x) such Currency Agreements relate to Indebtedness otherwise permitted under the Indenture or the purchase price of goods purchased or sold by the Company in the ordinary course of its business and (y) such Currency
Agreements do not increase the Indebtedness or other obligations of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (g) Indebtedness of the Company or any of its Restricted
Subsidiaries incurred in respect of bankers' acceptances and letters of credit provided in the ordinary course of business, provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause does not exceed US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount) outstanding at any one time;

                  (h) Indebtedness of the Company in respect of performance, surety or appeal bonds provided in the ordinary course of business (in each case other than for an obligation for borrowed money);

                  (i) the incurrence by the Company of Indebtedness which serves to refund, refinance or replace (each such incurrence, for purposes of this clause, a "refinancing"), or successively refinance, any Indebtedness incurred by the Company as permitted under paragraph (a) of Section 10.10 hereof (other than Permitted Indebtedness) and clauses (b) and (c) above (in the case of a refinancing of the Floating Rate Debt, subject to compliance with Section 10.22)
or any Indebtedness of a Restricted Subsidiary incurred as permitted under the definition of "Permitted Subsidiary Indebtedness" (other than Indebtedness under clause (b) of such definition), so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such
Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, (ii) in the case of any refinancing of Pari Passu Indebtedness or Subordinated Indebtedness,
such new Indebtedness is (A) in the case of any refinancing of Pari Passu
Indebtedness, expressly made pari passu with or subordinate in right of payment to the Senior Notes and (B) in the case of any refinancing of Subordinated
Indebtedness, made subordinate to the Senior Notes at least to the same extent as the Subordinated

                                       21

Indebtedness being refinanced and (iii) such new Indebtedness has an Average
Life longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity later than the final Stated Maturity of the Indebtedness being refinanced;

                  (j) to the extent considered Indebtedness, contractual
obligations of the Company arising under any Permitted Receivables Financing as permitted by the Indenture;

                  (k) Indebtedness of the Company and its Restricted
Subsidiaries in an aggregate principal amount not in excess of US$20,000,000
(or, to the extent non-US dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding;

                  (l) Indebtedness of the Company, any portion of which is
guaranteed by any export credit agency, in an aggregate principal amount not in excess of US$20,000,000 at any time outstanding (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount);

                  (m) Indebtedness in respect of Non-Recourse Purchase Money
Indebtedness incurred by the Company or any Restricted Subsidiary in aggregate principal amount not in excess of US$15,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount); and

                  (n) Permitted Subsidiary Indebtedness.

         "PERMITTED INVESTMENTS" means any Investment by the Company or any
Restricted Subsidiary in any of the following:

                  (a) Cash Equivalents;

                  (b) the Company, any Restricted Subsidiary or, to the extent required in connection with a Permitted Receivables Financing, a Securitization
Subsidiary (provided that the aggregate amount of Investments made in reliance on clause (b) or (c) of this definition in any Restricted Subsidiary that is not a Subsidiary Guarantor shall not exceed US$10,000,000 (or, to the extent non-US
Dollar denominated, the US Dollar Equivalent of such amount));

                  (c) another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; provided that if, prior to such Investment, such Person is an Affiliate of the Company, after giving effect to such Investment, the Company could incur at least a US$1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section 10.10 (a)(ii)(y)(2);

                  (d) loans or advances made to employees or any directors of the Company who are not Affiliates of the Company or any Restricted Subsidiary
in the

                                       22

ordinary course of business in an aggregate amount not to exceed US$1,000,000
(or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding;

                  (e) Interest Rate Agreements or Currency Agreements which
constitute Permitted Indebtedness or Permitted Subsidiary Indebtedness;

                  (f) an amount not to exceed US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding invested in any business reasonably related to the business of the Company on the Original Issue Date of the Series A-1 Senior Notes and the
Series B-1 Senior Notes;

                  (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (h) pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (i) pledges or deposits in connection with (i) the
non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                  (j) customary Investments required by the terms of any
Permitted Receivables Financing to the extent such Investments are made in the ordinary course and pursuant to ordinary business terms relating to transactions of such nature and do not exceed US$1,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) in the aggregate;

                  (k) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with an
Asset Sale permitted by Section 10.17 hereof, provided that the aggregate amount of such non-cash consideration received in connection with any such Asset Sale shall not exceed the amount permitted under Section 10.17 hereof;

                  (l) an amount not to exceed US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding;

                  (m) an amount not to exceed US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding in respect of advances, loans or extensions of credit in the ordinary course of business to suppliers to the Company or any Restricted
Subsidiary; and

                                       23

                  (n) Investments in Senior Notes acquired in the open market.

         "PERMITTED LIENS" means the following types of Liens:

                  (a) Liens existing as of the Original Issue Date of the Series
A-1 Senior Notes and the Series B-1 Senior Notes;

                  (b) Liens on property or assets of the Company or any
Restricted Subsidiary securing Indebtedness and all other obligations under any revolving line of credit referred to in clause (a) of the definition of
"PERMITTED INDEBTEDNESS" or under Interest Rate Agreements or Currency
Agreements which constitute Permitted Indebtedness or Permitted Subsidiary
Indebtedness;

                  (c) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any wholly owned Subsidiary Guarantor;

                  (d) Liens on any property or assets of the Company or any
Restricted Subsidiary securing the Senior Notes or the Subsidiary Guarantees;

                  (e) Liens securing Purchase Money Indebtedness, provided that such Liens extend only to the property being acquired and such Lien is created within 90 days of the purchase of such property;

                  (f) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (h) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

                  (i) Liens arising out of judgments or orders that have been adequately bonded or with respect to which a stay of execution (or the equivalent thereof under Argentine law) has been obtained pending an appeal or proceeding for review;

                  (j) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such
Indebtedness by the Company or any Restricted Subsidiary, provided that such
Lien does not extend to any property or assets of the Company or any Restricted
Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

                                       24

                  (k) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (l) Liens securing reimbursement obligations of the Company or any Restricted Subsidiary with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (m) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, contracts (other than for Indebtedness), performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (o) Liens arising solely by virtue of any statutory provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided, however, that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the
Company or any of its Restricted Subsidiaries;

                  (p) to the extent considered giving rise to Liens on the
assets of the Company or its Restricted Subsidiaries, Liens on Receivables and
Related Assets incurred in connection with a Permitted Receivables Financing;

                  (q) Liens on Capital Stock of Promas S.A. securing amounts owed to the Argentine Government in respect of taxes the payment of which has been deferred pursuant to an agricultural incentive program to fund a portion of the Company's investment in Promas S.A.; and

                  (r) any extension, renewal or replacement, in whole or in
part, of any Lien described in the foregoing clauses (a) through (q); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets not intended to be covered by such Lien.

                  "PERMITTED RECEIVABLES FINANCING" means a transaction or
series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) designed to afford the
Company a source of working capital liquidity pursuant to which (a) a
Securitization Subsidiary purchases Receivables and Related Assets from the
Company or any Restricted Subsidiary and finances such Receivables and Related
Assets through the issuance of indebtedness or equity interests or through the sale of the Receivables and Related Assets or a fractional undivided interest therein or (b) the Company or a Restricted Subsidiary finances Receivables and
Related Assets through the sale of the Receivables and Related Assets or fractional

                                       25

undivided interests therein; provided that (i) the documentation in respect of such Permitted Receivables Financing shall not provide for financing of more than the US Dollar Equivalent of US$15,000,000, (ii) the Board of Directors
shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Company, (iii) all sales of Receivables and Related Assets or fractionalundivided interests therein, if any, are made at
Fair Market Value, which shall be an amount not less than 85% of the aggregate face amount of the Receivables and Related Assets or fractional undivided interests therein sold, provided that if Receivables and Related Assets or fractional undivided interests therein are sold in connection with a Permitted
Receivables Financing for less than 85% of their aggregate face amount, the foregoing 85% limit will not apply so long as the Company obtains a written opinion from an investment banking firm recognized in Argentina or an accounting firm, in each case unaffiliated with the Company, to the effect that such sale is at least at fair market value, (iv) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors), (v) no portion of any
Indebtedness of a Securitization Subsidiary is Indebtedness other than
Non-Recourse Debt (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related Assets) and (vi) neither the
Company nor any Restricted Subsidiary (other than such Securitization
Subsidiary) has any obligation to maintain or preserve the Securitization
Subsidiary's financial condition or cause the Securitization Subsidiary to achieve certain levels of operating results.

         "PERMITTED SUBSIDIARY INDEBTEDNESS" means any of the following:

                  (a) Indebtedness of any Restricted Subsidiary outstanding on the Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior
Notes (any such Indebtedness the principal amount of which is in excess of
US$1,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount) being listed on a schedule hereto);

                  (b) Indebtedness of a Restricted Subsidiary (in the case of a
Securitization Subsidiary, solely to the extent such Indebtedness is incurred pursuant to a Permitted Receivables Financing) owing to the Company, or a wholly owned Restricted Subsidiary other than a Securitization Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note; provided further that any disposition, pledge or transfer of any such Indebtedness to a
Person (other than a disposition, pledge or transfer to the Company or a wholly owned Restricted Subsidiary other than a Securitization Subsidiary), shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (b);

                  (c) Indebtedness (including guarantees) of a Restricted
Subsidiary under Interest Rate Agreements relating to Indebtedness of such
Restricted Subsidiary otherwise permitted under the Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes;

                                       26

                  (d) Indebtedness (including guarantees) of a Restricted
Subsidiary under Currency Agreements, provided that (x) such Currency Agreements relate to Indebtedness otherwise permitted under the Indenture or the purchase price of goods purchased or sold by such Restricted Subsidiary in the ordinary course of its business and (y) such Currency Agreements do not increase the
Indebtedness or other obligations of such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (e) Indebtedness of any Subsidiary Guarantor under its
Subsidiary Guarantee of the Senior Notes or its guarantee of the Floating Rate
Debt as contemplated by the Loan Agreement;

                  (f) guarantees by any Subsidiary Guarantor of Indebtedness incurred by the Company in compliance with (i) paragraph (a) of Section 10.10 hereof (other than Permitted Indebtedness) or (ii) clause (a) or (k) of the definition of "Permitted Indebtedness" to the extent the obligations of such
Subsidiary Guarantor under such guarantees are pari passu with the Subsidiary
Guarantee of such Subsidiary Guarantor;

                  (g) Indebtedness of any Restricted Subsidiary in respect of performance, surety or appeal bonds incurred in the ordinary course of business
(in each case other than for an obligation for borrowed money);

                  (h) the incurrence by a Restricted Subsidiary of Indebtedness which serves to refund, refinance or replace (each such incurrence, for purposes of this clause, a "refinancing"), or successively refinances any Indebtedness incurred as permitted under clause (a), (f) or (k), so long as (i) any such new
Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, (ii) in the case of any refinancing of any Subsidiary Guarantee, any
Pari Passu Indebtedness or any Subordinated Indebtedness of such Restricted
Subsidiary, such new Indebtedness is (A) in the case of any refinancing of the
Subsidiary Guarantee or Pari Passu Indebtedness of such Restricted Subsidiary, expressly made pari passu with or subordinate in right of payment to the
Subsidiary Guarantee, and (B) in the case of any refinancing of Subordinated
Indebtedness, made subordinate to the Subsidiary Guarantee of such Restricted
Subsidiary at least to the same extent as the Subordinated Indebtedness being refinanced and (iii) such new Indebtedness has an Average Life longer than the
Average Life of the Indebtedness being refinanced and a final Stated Maturity later than the final Stated Maturity of the Indebtedness being refinanced;

                  (i) the incurrence of Indebtedness in a Permitted Receivables
Financing; and

                  (j) Acquired Indebtedness of any Restricted Subsidiary,
provided that after giving effect to the incurrence thereof, the Company could incur at least US$1.00 of

                                       27

Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section 10.10 (a)(ii)(y)(2).

         "PERMITTED TRANSFEREES" means, with respect to any Person: (i) in the case of any Person who is a natural person, such individual's spouse or children
(natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership all of the direct and beneficial equity ownership of which is held by one or more Permitted Holders; (ii) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such
Person for purposes of the protection and management of such individual's assets; and (iii) in the case of any Person who is not a natural person, any
Affiliate of such Person.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

         "PERSONAL ASSET TAXES" means taxes imposed pursuant to the Personal
Asset Tax Law of Argentina No. 23,966, as amended from time to time, and as modified by governmental decree or otherwise.

         "PHYSICAL SENIOR NOTE" has the meaning specified in Section 2.01.

         "PLEDGE AGREEMENT" means the "contrato de prenda" among the Collateral
Agent and all shareholders of the Company securing ratably and on a first priority basis the Senior Notes and to be governed and construed in accordance with Argentine law, substantially in the form of Exhibit A hereto.

         "PREDECESSOR SENIOR NOTE" of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 3.11 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen
Senior Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Senior Note.

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Original Issue Date of the Series A-1 Senior Notes and the Series B-1
Senior Notes, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "PRINCIPAL PAYING AGENT" means the Person named as the "PRINCIPAL
PAYING AGENT" in the first paragraph of this Indenture, and any successor
Principal Paying Agent.

         "PRIVATE PLACEMENT LEGEND" has the meaning specified in Section 2.02.

                                       28

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Restricted Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent the purchase of such assets is not part of an acquisition of any Person.

         "QIB" means a "QUALIFIED INSTITUTIONAL BUYER" under Rule 144A.

         "QUALIFIED CAPITAL STOCK" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

         "QUALIFIED EQUITY OFFERING" means an offer and sale of common stock
(which is Qualified Capital Stock) or American Depositary Shares of the Company
pursuant to a registration statement that has been declared effective by the
Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or in compliance with the Argentine Law
No. 17,811, as amended, that results in at least 20% of the total voting power of all Voting Stock of the Company having been sold to the public, provided that the offering price of the shares or American Depositary Shares of the Company which are sold in such offering shall equal at least US$20 million or the equivalent in Pesos.

         "RECEIVABLES AND RELATED ASSETS" mean accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such receivables, including interest in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

         "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity.

         "REDEMPTION DATE", when used with respect to any Senior Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE", when used with respect to any Senior Note to be redeemed, means the price at which it is to be redeemed pursuant to this
Indenture.

                                       29

         "REGISTERED EXCHANGE OFFER" means the offer by the Company to Holders of Series A-1 Senior Notes and Series B-1 Senior Notes to exchange them for
Series A-2 Senior Notes and Series B-2 Senior Notes, respectively.

         "REGISTRAR" means Banco Rio de la Plata S.A., until a successor
Registrar shall have become such pursuant to the applicable provisions of this
Indenture, and, thereafter, "REGISTRAR" shall mean such successor Registrar.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Original Issue Date of the Series A-1 Senior Notes and the
Series B-1 Senior Notes by the Company for the benefit of the holders of the
Series A-1 Senior Notes and Series B-1 Senior Notes providing for certain registration rights for the Series A-1 Senior Notes and the Series B-1 Senior
Notes.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment
Date means the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "RESALE RESTRICTION TERMINATION DATE" means the date which is two years
(or such other time as permitted under Rule 144(k) of the Securities Act or any successor thereto) after the later of the Original Issue Date of the Series A-1
Senior Notes and the Series B-1 Senior Notes and the last date on which the
Company or any Affiliate of the Company was the owner of such Senior Notes (or any Predecessor Senior Note thereto).

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, (a)
any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Indenture.

         "RESTRICTED SUBSIDIARY" means any direct or indirect Subsidiary of the
Company other than an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "SALE AND LEASEBACK TRANSACTION" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. and its successors.

                                       30

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

         "SECURITIZATION SUBSIDIARY" means a wholly owned Subsidiary of the
Company (a) that is designated (as set forth below) as a "SECURITIZATION
SUBSIDIARY" by the Board of Directors of the Company, (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than
Permitted Receivables Financings, (c) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the
Company or any other Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables
Financing or (iii) subjects any property or asset of the Company or any other
Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing, (d) with which neither the
Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (e) with respect to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Securitization Subsidiary's financial condition or cause such Securitization Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "SENIOR NOTES" has the meaning specified in the Recitals of the Company and the Trustee.

         "SENIOR NOTES EXCESS PROCEEDS AMOUNT" has the meaning specified in
Section 10.17.

         "SERIES A SENIOR NOTES" means the Series A-1 Senior Notes and the
Series A-2 Senior Notes, as may be appropriate.

         "SERIES A-1 SENIOR NOTES" has the meaning specified in the Recitals of the Company and the Trustee.

         "SERIES A-2 SENIOR NOTES" has the meaning specified in the Recitals of the Company and the Trustee.

         "SERIES B SENIOR NOTES" means the Series B-1 Senior Notes and the
Series B-2 Senior Notes, as may be appropriate.

         "SERIES B-1 SENIOR NOTES" has the meaning specified in the Recitals of the Company and the Trustee.

                                       31

         "SERIES B-2 SENIOR NOTES" has the meaning specified in the Recitals of the Company and the Trustee.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in the
Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior
Notes, except all references to "10 percent" in such definition shall be changed to "3 percent".

         "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.12.

         "STATED MATURITY" means, when used with respect to any Senior Note or any installment of interest thereon, the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable, and, when used with respect to any other
Indebtedness, means the date specified in the instrument governing such
Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "SUBORDINATED INDEBTEDNESS" means (i) when used with respect to the
Company, Indebtedness of the Company that is expressly subordinated in right of payment to the Senior Notes and (ii) when used with respect to any Restricted
Subsidiary, Indebtedness of such Restricted Subsidiary that is expressly subordinated in right of payment to such Restricted Subsidiary's Subsidiary
Guarantee.

         "SUBSEQUENT SENIOR NOTES" has the meaning specified in Section 2.01.

         "SUBSEQUENT GLOBAL SENIOR NOTES" has the meaning specified in Section
2.01.

         "SUBSEQUENT PHYSICAL SENIOR NOTES" has the meaning specified in Section
2.01.

         "SUBSIDIARY" means, with respect to any specific Person, another Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by such specified Person or by one or more other
Subsidiaries of such specified Person or by such specified Person and one or more other Subsidiaries of such specified Person or which is otherwise controlled by such specified Person or by one or more other Subsidiaries of such specified Person or by such specified Person and one or more other Subsidiaries of such specified Person.

         "SUBSIDIARY GUARANTEE" means the guarantee by the Company's existing or future direct or indirect Restricted Subsidiaries of the obligations of the
Company under this Indenture and the Senior Notes in accordance with the provisions of this Indenture.

         "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that has (i)
been designated as a "Subsidiary Guarantor" of the Senior Notes under this
Indenture by

                                       32

resolution of the Board of Directors of the Company, (ii) has executed and delivered this Indenture as a Subsidiary Guarantor or has executed and delivered to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall have agreed to guarantee all of the obligations of the Company with respect to the Senior Notes issued under such Indenture on the terms set forth in Article
12 and (iii) delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that this Indenture or such supplemental indenture, as the case may be, has been duly executed and delivered by such Restricted Subsidiary and, in the case of a supplemental indenture, is in compliance with the terms of this Indenture.

         "SUPERVISORY COMMITTEE" means the committee of statutory auditors appointed by the shareholders of the Company.

         "SURVIVING ENTITY" has the meaning specified in Section 8.01(a)(i).

         "TAXES" has the meaning set forth in Section 3.01.

         "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date of the Indenture.

         "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"TRUSTEE" shall mean such successor Trustee.

         "TYPE". A Senior Note shall be deemed to be of the same "Type" as another Senior Note if both are (i) of the same Series, (ii) Global Senior Notes or Physical Senior Notes and (iii) U.S. Senior Notes, Offshore Senior Notes or
Accredited Investor Senior Notes.

         "UNRESTRICTED SUBSIDIARY" means (a) any direct or indirect Subsidiary of the Company that at the time of determination shall be an Unrestricted
Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any direct or indirect Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any direct or indirect
Subsidiary of the Company (including any newly acquired or newly formed
Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any
Indebtedness of such Subsidiary, (ii) no default with respect to any
Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted
Subsidiary (other than the Senior Notes, the Floating Rate Debt and guarantees thereof) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any
Investment in such Subsidiary made as a result of designating such Subsidiary an
Unrestricted Subsidiary will not violate the provisions of Section 10.11, (iv)
neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not

                                       33

Affiliates of the Company, and (v) neither the Company nor any Restricted
Subsidiary has any obligation (1) to subscribe for additional shares of Capital
Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of
Directors of the Company may designate any Unrestricted Subsidiary as a
Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the
Company could incur US$1.00 of additional Indebtedness (other than Permitted
Indebtedness) in accordance with the provisions hereof exclusive of Section
10.10 (a)(ii)(y)(2).

         "US DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than the US Dollar, at any time for the determination thereof, the amount of US Dollars obtained by converting such foreign currency involved in such computation into US Dollars at the spot rate for the purchase of US
Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two Business
Days prior to the determination. For purposes of determining whether any
Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "TESTED
TRANSACTION"), the "US DOLLAR EQUIVALENT" of such Indebtedness, Investment or
Affiliate Transaction shall be determined on the basis of the date incurred, made or undertaken and no subsequent change in the US Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture.

         "US DOLLARS", "UNITED STATES DOLLARS", "US$" and the symbol "$" each mean dollars of the United States of America.

         "U.S. GLOBAL SENIOR NOTE" has the meaning specified in Section 2.01.

         "U.S. GOVERNMENT OBLIGATIONS" shall have the meaning set forth in
Section 13.04(a).

         "U.S. PHYSICAL SENIOR NOTE" has the meaning specified in Section 2.01.

         "U.S. SENIOR NOTE" has the meaning specified in Section 2.01.

         "VICE PRESIDENT", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "VICE PRESIDENT".

         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                                       34

         "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, that all of the outstanding Capital Stock of such Subsidiary (other than a de minimis number of director's qualifying shares or de minimis investments by non-Argentine nationals mandated by applicable law) is owned by such Person or one or more wholly owned Subsidiaries of such Person.

              SECTION 1.02.     Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to
Section 1.08) shall include:

              (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (b) a brief statement as to the nature and scope of the
examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

              SECTION 1.03. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such
Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                                       35

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the
Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such Opinion of Counsel may be based, insofar as it depends on the laws of a jurisdiction as to which such counsel is unable to express an opinion, on an opinion of another counsel selected by such counsel which is able to express an opinion on such laws.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Any certificate or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based as aforesaid are erroneous.

         All notices, reports, certificates and communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be a true and accurate translation by a professionally qualified translator or by some other person qualified to do so.

              SECTION 1.04. Acts of Holders.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the
Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this
Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                                       36

              (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

              (c) The principal amount and serial numbers of Senior Notes held by any Person, and the date of holding the same, shall be proved by the Note
Register.

              (d) If the Company shall solicit from the Holders of Senior Notes any request, demand, authorization, direction, notice, consent, waiver or other
Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section
316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be
Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Senior Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other
Act, and for that purpose the Outstanding Senior Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

              (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the
Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

              SECTION 1.05. Notices, Etc., to Trustee, Co-Registrar, Principal
Paying Agent, Company and Subsidiary Guarantors.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                                       37

              (a) the Trustee or Co-Registrar by any Holder or by the Company
shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or Co-Registrar at its Corporate Trust
Office, currently located at 101 Barclay Street, Floor 8 West, New York, New
York 10286, Attention: Corporate Trust Department, or

              (b) the Registrar shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Registrar at its principal office, currently located at Bartolome Mitre 480, Buenos Aires,
Argentina, Attention: General Counsel, or

              (c) the Company or any Subsidiary Guarantor by the Trustee or by
any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at its principal office at E. Ezcurra
365, Piso 2, Of. 310, C1107CLA, Buenos Aires, Argentina, Attention: Chief
Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

              SECTION 1.06. Notice to Holders; Waivers.

         Where this Indenture provides for notice to Holders of any event, such notice shall deemed to have been given (unless otherwise herein expressly provided) (i) if in writing and mailed, registered or certified or first-class mail postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register and any notice so mailed shall be deemed to have been given on the date of such mailing, and (ii) upon publication in a widely circulated newspaper in Buenos Aires, Argentina and in the Official Gazette of
Argentina (Boletin Oficial de la Republica Argentina), and, for so long as any
Senior Notes are listed on the Buenos Aires Stock Exchange, in the Bulletin of
the BASE and any such notice shall be deemed to have been given on the date of such mailing or, if published more than once or on different dates, on the last date on which publication is required and made as so required, in each case not later than the latest date and not earlier than the earliest date prescribed hereunder for the giving of such notice and additionally notified by the Company or by the Trustee at the written direction of the Company in the manner and within the terms established in the applicable Argentine regulations. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this
Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In addition, the Company and any Subsidiary Guarantor shall be required to cause all such other communications to the CNV and the BASE and all such other publications of such notices as may be required from time to time by applicable Argentine laws and regulations.

                                       38

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notification for every purpose hereunder.

              SECTION 1.07. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

              SECTION 1.08. Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

              SECTION 1.09. Separability Clause.

         In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              SECTION 1.10. Benefits of Indenture.

         Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any
Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

              SECTION 1.11. Governing Law.

         The Argentine Negotiable Obligations Law establishes the legal requirements for the Senior Notes to qualify as "Obligaciones Negociables". The authorization, execution and delivery of the Senior Notes, the approval thereof by the CNV for the public offering of the Senior Notes in Argentina and certain matters relating to meetings of holders of Senior Notes are governed by
Argentine law. All other matters in respect of the Senior Notes, this Indenture and any Subsidiary Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

              SECTION 1.12. Consent to Jurisdiction and Service of Process.

              (a) The Company and each Subsidiary Guarantor irrevocably consent to the jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York,
United States, and any appellate court from any thereof, and, to the maximum extent permitted by law, waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the
Indenture, the Senior Notes and the Subsidiary Guarantees. The Company and each
Subsidiary Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive

                                       39

and binding upon the Company or such Subsidiary Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or such Subsidiary Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is effected upon the Company or such
Subsidiary Guarantor in the manner provided by this Indenture.

              (b) The Company and each Subsidiary Guarantor irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Senior Notes or a Subsidiary Guarantee in any New York State or federal court. The Company and each Subsidiary Guarantor hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (c) To the extent that the Company may be entitled to the benefit of any provision of law requiring the Trustee or any Holder of the Senior Notes, in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Indenture or the
Senior Notes, to post security for litigation costs or otherwise post a performance bond or guaranty ("CAUTIO JUDICATUM SOLVI" or "EXCEPCION DE
ARRAIGO"), or to take any similar action, the Company waives such benefit, in each case to the fullest extent permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

              (d) The Company and each Subsidiary Guarantor agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Senior Notes or a Subsidiary Guarantee against the Company or such Subsidiary Guarantor in any court of the State of
New York or any United States federal court sitting in the Borough of Manhattan,
New York City may be made upon CT Corporation System at 111 Eighth Avenue, New
York, New York 10011, whom each of the Company and each Subsidiary Guarantor irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the agent for service of process for the Company and each Subsidiary Guarantor. The
Company and each Subsidiary Guarantor agree that such appointment shall be irrevocable so long as any of the Senior Notes remain outstanding or until the irrevocable appointment by the Company or such Subsidiary Guarantor, as the case may be, of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company and each Subsidiary Guarantor agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT
Corporation System shall cease to act as the agent for service of process for the Company, the Company and each Subsidiary Guarantor shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of
New York or any United States federal court in the Borough of Manhattan, New
York City, service of process upon CT Corporation System, as the authorized agent of the Company and each Subsidiary Guarantor for service of process, and written notice

                                       40

of such service to the Company or a Subsidiary Guarantor shall be deemed, in every respect, effective service of process upon the Company or such Subsidiary
Guarantor, as the case may be.

              (e) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

              SECTION 1.13. Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Senior Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date,
Redemption Date or sinking fund payment date, or at the Stated Maturity or
Maturity; provided that no interest shall accrue with respect to such payment on account of such delay for the period from and after such Interest Payment Date,
Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

              SECTION 1.14. No Personal Liability of Incorporators,
Shareholders, Officers, Directors or Employees.

         No recourse for the payment of the principal of or premium, if any, or interest or Liquidated Damages or Additional Amounts, if any, on any of the
Senior Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or a Subsidiary Guarantor in the Indenture, any supplemental indenture, or in any of the Senior Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company, a Subsidiary
Guarantor or of any successor Person thereof, whether by virtue of any constitution, statute or rule of law or by the enforcement of any amendment or penalty or otherwise. Each Holder, by accepting the Senior Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under Article 34 of the Argentine Negotiable Obligations
Law, Article 34 of Law No. 19,550, as amended, and other Argentine regulations or under the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

              SECTION 1.15. Actions by Subsidiary Guarantors.

         The obligations and actions stated in this Indenture to have been undertaken and taken by a Subsidiary Guarantor shall be deemed to have been undertaken and taken (i) in the case of a Subsidiary Guarantor which executes this Indenture, upon its execution hereof, and (ii) in the case of another
Subsidiary Guarantor, upon its execution and

                                       41

delivery to the Trustee of a supplemental indenture as contemplated by the definition of a "Subsidiary Guarantor".

                                   ARTICLE 2
                                   NOTE FORMS

              SECTION 2.01. Forms Generally.

         The Company agrees to cause the Senior Notes to comply with Article 7 of the Argentine Negotiable Obligations Law.

         The Senior Notes shall be issued in five series to be known as the "8%
Series A-1 Collateralized Senior Notes due 2012", the "8% Series A-2
Collateralized Senior Notes due 2012", the "8% Series B-1 Collateralized Senior
Notes due 2012", the "8% Series B-2 Collateralized Senior Notes due 2012" and
the "8% APE Collateralized Senior Notes due 2012", as the case may be, of the
Company. The Senior Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required by law or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior
Notes, as evidenced by their execution of the Senior Notes. Any portion of the text of any Senior Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Senior Note.

         The definitive Senior Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules under any applicable securities laws or of any securities exchange on which the Senior Notes may be listed and subject to the prior approval of the
CNV where applicable, all as determined by the directors and members of the
Supervisory Committee of the Company executing such Senior Notes, as evidenced by their execution of such Senior Notes.

         Series A-1 Senior Notes initially offered and sold to Institutional
Accredited Investors in reliance on Rule 501(a)(1), (2), (3) or (7) under the
Securities Act shall be issued in the form of one or more permanent global
Senior Notes in registered form substantially in the form set forth in Sections
2.04 and 2.05 (each a "U.S. GLOBAL SENIOR NOTE") deposited with the Trustee, as custodian for the Depositary, registered in the name of a nominee of the
Depositary and duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each U.S. Global Senior
Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Series A-1 Senior Notes initially offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent global Senior Notes in registered form substantially in the form set forth in Sections 2.04 and

                                       42

2.05 (each an "OFFSHORE GLOBAL SENIOR NOTE") deposited with the Trustee, as custodian for the Depositary, registered in the name of a nominee of the
Depositary and duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Offshore Global
Senior Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

         Series A-1 Senior Notes initially offered and sold to Individual
Accredited Investors in reliance on Rule 501(a) (5) or (6) under the Securities
Act shall be issued in the form of permanent certificated Senior Notes in registered form, substantially in the form set forth in Sections 2.04 and 2.05
(each an "ACCREDITED INVESTOR SENIOR NOTE"), registered in the names of the holders thereof and duly executed by the Company and authenticated by the
Trustee as hereinafter provided.

         Series B-1 Senior Notes initially offered and sold to Institutional
Accredited Investors in reliance on Rule 501(a) (1), (2), (3) or (7) under the
Securities Act shall be issued in the form of permanent certificated Senior
Notes in registered form substantially in the form set forth in Sections 2.04 and 2.05 (each a "U.S. PHYSICAL SENIOR NOTE"), registered in the names of the holders thereof and duly executed by the Company and authenticated by the
Trustee as hereinafter provided.

         Series B-1 Senior Notes initially offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Senior Notes in registered form substantially in the form set forth in Sections 2.04 and 2.05 (each an "OFFSHORE PHYSICAL SENIOR NOTE"), registered in the names of the holders thereof and duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Senior Notes issued pursuant to Section 3.01 as payment of interest due on a Global Senior Note shall be issued in the form of one or more permanent global Senior Notes in registered form substantially in the form set forth in
Sections 2.04 and 2.05 (each a "SUBSEQUENT GLOBAL SENIOR NOTE") deposited with the Trustee, as custodian for the Depositary, registered in the name of a nominee of the Depositary and duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Subsequent Global Senior Note shall be of the same Type as the Global Senior Note in respect of which it was issued.

         Senior Notes issued pursuant to Section 3.01 as payment of interest due on a Physical Senior Note shall be issued in the form of permanent certificated
Senior Notes in registered form substantially in the form set forth in Sections
2.04 and 2.05 ("SUBSEQUENT PHYSICAL SENIOR NOTES"), registered in the names of the holders thereof and duly executed by the Company and authenticated by the
Trustee as hereinafter provided. The Trustee shall deliver the Subsequent Senior
Notes to or upon the instructions of the registered owners thereof. Each
Subsequent Physical Senior Note shall be of the same Type as the Physical Senior
Note in respect of which it was issued.

                                       43

         Series A-2 Senior Notes and the Series B-2 Senior Notes offered and sold in the Registered Exchange Offer shall be issued in the form of one or more global Senior Notes deposited with the Trustee, as custodian for the Depositary, registered in the name of a nominee of the Depositary and duly executed by the
Company and authenticated by the Trustee as hereinafter provided.

         APE Senior Notes shall be issued in the form of one or more global
Senior Notes deposited with the Trustee, as custodian for the Depositary, registered in the name of a nominee of the Depositary and duly executed by the
Company and authenticated by the Trustee as hereinafter provided.

         The Offshore Physical Senior Notes, the U.S. Physical Senior Notes and
the Subsequent Physical Senior Notes are sometimes collectively referred to as the "PHYSICAL SENIOR NOTES". The U.S. Global Senior Notes, the Offshore Global
Senior Notes, the Series A-2 Senior Notes, the Series B-2 Senior Notes, the APE
Senior Notes and the Subsequent Global Senior Notes are sometimes collectively referred to as the "GLOBAL SENIOR NOTES". The U.S. Global Senior Notes and the
U.S. Physical Senior Notes are sometimes collectively referred to as the "U.S.
SENIOR NOTES". The Offshore Global Senior Notes and the Offshore Physical Senior
Notes are sometimes collectively referred to as the "OFFSHORE SENIOR NOTES". The
Subsequent Global Senior Notes and the Subsequent Physical Senior Notes are
sometimes collectively referred to as the "SUBSEQUENT SENIOR NOTES".

         During the Offshore Senior Note Restricted Period (as defined in
Section 2.02 below), beneficial interests in the Offshore Global Senior Note may be held only through Euroclear or Clearstream Luxembourg.

              SECTION 2.02. Restrictive Legends.

         During the period beginning on the later of the Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior Notes and the last date on which the Company or any Affiliate of the Company was the owner of a Series A-1
Senior Note or Series B-1 Senior Note (or any Predecessor Senior Note of such series) and ending on the date two years (or such other period of time as may be permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) from the later of such dates, the Series A-1 Senior Notes and the
Series B-1 Senior Notes constituting U.S. Senior Notes or Accredited Investor
Senior Notes shall bear the legend set forth below (the "PRIVATE PLACEMENT
LEGEND") on the face thereof. The Series A-1 Senior Notes and the Series B-1
Senior Notes constituting Offshore Senior Notes shall bear the Private Placement
Legend on the face thereof during the period ending on the 41st day after the
Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior
Notes (or, if later, and if the Company so notifies the Trustee, during the period ending on the 41st day after the date on which the offering of the Senior
Notes of such series commenced) (in either case, the "OFFSHORE SENIOR NOTE
RESTRICTED PERIOD" with respect to the Series A-1 Senior Notes and the Series
B-1 Senior Notes).

                                       44

         THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT
         OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE
         OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF
         UPON ORIGINAL ISSUANCE HEREOF OR OF A BENEFICIAL INTEREST HEREIN UPON
         ORIGINAL ISSUANCE HEREOF, THE HOLDER OR ACQUIROR REPRESENTS THAT (A) IT
         IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3),
         (5), (6) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR
         (B) IT IS NOT, IF THIS SENIOR NOTE IS AN OFFSHORE SENIOR NOTE (AS
         DEFINED IN THE INDENTURE), A U.S. PERSON WITHIN THE MEANING OF
         REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF AFTER
         ORIGINAL ISSUANCE HEREOF OR OF A BENEFICIAL INTEREST HEREIN AFTER
         ORIGINAL ISSUANCE HEREOF, THE HOLDER OR ACQUIROR REPRESENTS THAT (1) IT
         IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
         SECURITIES ACT), (2) MEETS THE CRITERIA IN CLAUSE (A) OR (B) OF THE
         PRECEDING SENTENCE OR (3) THAT IT IS A PERSON DESCRIBED IN CLAUSE
         (1)(F) OF THE SUBSEQUENT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A
         BENEFICIAL INTEREST HEREIN, THE HOLDER OR ACQUIROR (1) AGREES FOR THE
         BENEFIT OF THE COMPANY THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER
         THIS SENIOR NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT IN ACCORDANCE
         WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE
         OF THE UNITED STATES AND, (I) IF THIS IS A U.S. SENIOR NOTE OR AN
         ACCREDITED INVESTOR SENIOR NOTE, PRIOR TO THE EXPIRATION OF THE HOLDING
         PERIOD APPLICABLE TO SALES OF THE SENIOR NOTES OF THIS SERIES UNDER
         RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OR
         (II) IF THIS IS AN OFFSHORE SENIOR NOTE, PRIOR TO THE EXPIRATION OF THE
         HOLDING PERIOD APPLICABLE TO SALES OF THE OFFSHORE SENIOR NOTES OF THIS
         SERIES UNDER REGULATION S OF THE SECURITIES ACT (THE APPLICABLE PERIOD
         BEING THE "RESALE RESTRICTION PERIOD"), ONLY (A) TO THE COMPANY, (B)
         PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER
         THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN
         COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO AN
         OFFER AND SALE TO A NON-U.S. PERSON THAT OCCURS IN AN OFFSHORE
         TRANSACTION OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION
         S UNDER THE SECURITIES ACT, (E) TO AN

                                       45

         ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT
         OF FOR THE ACCOUNT OF AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES
         AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY
         DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO AN
         EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES
         ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION AND (2) AGREES THAT
         IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR A BENEFICIAL
         INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF
         THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR NOTE, IF
         THIS IS A CERTIFICATED SENIOR NOTE, THE HOLDER MUST CHECK THE BOX
         PROVIDED ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER
         AND SURRENDER THIS NOTE TO THE TRUSTEE. IF ANY PROPOSED TRANSFER IS
         BEING MADE IN ACCORDANCE WITH (1)(E) OR (F) ABOVE PRIOR TO THE
         EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE HOLDER ACKNOWLEDGES
         THAT THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH
         CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION SATISFACTORY TO THE
         COMPANY TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO
         AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
         REQUIREMENTS OF THE SECURITIES ACT.

         Each Global Senior Note shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
         THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR
         REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
         ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS
         IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
         MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
         AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE
         HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH
         AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SENIOR NOTE SHALL BE LIMITED TO TRANSFERS IN
         WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR
         THEREOF OR

                                       46

         SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
         SENIOR NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
         RESTRICTIONS SET FORTH IN SECTIONS 3.06 AND 3.07 OF THE INDENTURE.

              SECTION 2.03. Restrictions on Transfer of, or of Interests in, the
Offshore Senior Notes During the Applicable Offshore Senior Note Restricted
Period.

         During the Offshore Senior Note Restricted Period with respect to the
Series A-1 Senior Notes and the Series A-2 Senior Notes, an owner of a beneficial interest in the Offshore Global Senior Note of such series or of an
Offshore Physical Senior Note of such series may not transfer such interest or such Offshore Physical Senior Note to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the
Securities Act. In addition, during such Offshore Senior Note Restricted Period, all beneficial interests in such Offshore Global Senior Note shall be transferred only through Clearstream Banking or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through other organizations that are participants.

              SECTION 2.04. Form of Face of Senior Note.

                            MASTELLONE HERMANOS S.A.
                    (INCORPORATED IN BUENOS AIRES, ARGENTINA
                   UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA
                   ON OCTOBER 22, 1973 WITH A TERM OF DURATION
                EXPIRING ON NOVEMBER 5, 2060, AND REGISTERED WITH
                 THE PUBLIC REGISTRY OF COMMERCE ON MAY 17, 1976
                     UNDER NUMBER 1163, BOOK 85, VOLUME "A"
                     OF LOCAL BY-LAWS, AND WITH DOMICILE AT
                    E. EZCURRA 365, PISO 2, OF. 310, C1107CLA
                            BUENOS AIRES, ARGENTINA)

               8% [_________] Collateralized Senior Note due 2012

No.  _________                                              [CURRENCY]
                                                            [CUSIP] No._________
                                                            [CINS] No.__________

         MASTELLONE HERMANOS S.A., a sociedad anonima duly organized and existing under the laws of the Republic of Argentina (herein called the
"COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay on June 30,
2012, to ________________ or registered assigns, the principal sum of
_____________ US Dollars, at the office or agency of the Company referred to below, and, subject to the Company's right to pay interest hereon by the issuance of 8% [ ] Collateralized Senior Notes due 2012 as provided in the
Indenture, to pay interest thereon in cash on [__________, 200_] and semiannually thereafter, on June 30 and December 31 of each year (each an
"INTEREST

                                       47

PAYMENT DATE"), from [insert in all Senior Notes other than Subsequent Senior
Notes -- July 31, 2004] [insert in Subsequent Senior Notes -- from the date of original issuance hereof or of any Predecessor Senior Note hereof] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne hereby from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. If this Note is a Series A-1 Senior Note or a Series B-1
Senior Note, whenever in this Note or the Indenture there is mentioned, in any context, the payment of interest under or with respect to this Note, such mention shall be deemed to include Liquidated Damages payable pursuant to the
Registration Rights Agreement hereinafter referred to. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid in cash or by delivery of an 8% [ ]
Collateralized Senior Note due 2014 to the Person in whose name this Senior Note
(or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or
December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular
Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne hereby, may be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special
Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the
Senior Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         The principal of this Senior Note (including any Additional Amounts under Section 10.01 of the Indenture hereinafter referred to and, if this Note is a Series A-1 Senior Note or a Series B-1 Senior Note, any Liquidated Damages
under Section 5 of the Registration Rights Agreement hereinafter referred to)
shall be payable at the Corporate Trust Office of The Bank of New York in The
City of New York and at the office of Banco Rio de la Plata S.A. in the City of
Buenos Aires and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agents appointed by the
Company. Payments of principal of this Senior Note shall be made against surrender of this Senior Note. Payments in respect of interest (including
Additional Amounts and Liquidated Damages, if any) on each Interest Payment Date with respect to this Senior Note will be made to the Person in whose name such
Senior Note is registered on the Regular Record Date immediately preceding such
Interest Payment Date by US Dollar check drawn on a bank in The City of New York or, in case of the holder of at least US$1,000,000 principal amount of Senior
Notes of this Series (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount) by wire transfer to an account maintained by the payee with a bank, provided that the registered holder so elects by giving written notice to such effect designating such account with appropriate wire transfer instructions, which is received by the Principal

                                       48

Paying Agent no later than June 15 or December 15, as the case may be, immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Senior
Notes shall remain in effect with respect to any future payments with respect to such Senior Notes payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

         This Senior Note has been issued pursuant to resolutions of an extraordinary meeting of stockholders of the Company adopted on March 3, 2004 and September 16, 2004 and resolutions of the Board of Directors of the Company adopted on March 3, April 2, April 30, May 7 and September 15, 2004.

         Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this
Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                               MASTELLONE HERMANOS SOCIEDAD
                                       ANONIMA

                                     By  _______________________________________
                                         DIRECTOR
                                     By  _______________________________________
                                         MEMBER OF THE SUPERVISORY COMMITTEE

              SECTION 2.05. Form of Reverse of Senior Note.

         This Senior Note is a negotiable obligation under the Argentine
Negotiable Obligations Law and is one of a duly authorized issue of securities of the Company designated as its 8% [__________] Collateralized Senior Notes due
2012 (herein called the "SENIOR NOTES"), issued under an indenture (herein called the "INDENTURE") dated as of October 22, 2004 among the Company, The Bank of New York, as trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), Co-Registrar and Principal Paying Agent,
and Banco Rio de la Plata S.A., as Registrar and Paying Agent, to which
Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights; limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the
Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

                                       49

         The Senior Notes are mandatorily redeemable on each June 30, commencing on June 30, 2006, upon not less than 30 days' notice, at 100% of the principal amount thereof, on the basis of the Company's Excess Cash for its preceding fiscal year, as provided in the Indenture.

         The Senior Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than
60 days' prior notice, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, as provided in the Indenture.

         Upon the occurrence of a Change in Control, the Holder of this Senior
Note may require the Company, subject to certain limitations provided in the
Indenture, to repurchase this Senior Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, in accordance with the Indenture.

         In the case of any redemption of Senior Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Senior Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption of this Senior Note in part only, a new
Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal of all the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Senior Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Company and the rights of the Holders under the Indenture at any time by the
Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The
Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time
Outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued

                                       50

upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this
Senior Note.

         No reference herein to the Indenture and no provision of this Senior
Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional Amounts and Liquidated Damages, if any on this
Senior Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest or
Additional Amounts or Liquidated Damages if any, on any Senior Note and
remaining unclaimed for three years after such principal or interest or
Additional Amounts or Liquidated Damages, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the
Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such
Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, City of New York, and (ii) in a
newspaper published in the Spanish language and of general circulation in
Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

         If the due date for payment of any principal or interest in respect of any Senior Note is not a Business Day at the place in which it is presented for payment, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place and will not be entitled to any further interest or other payment in respect of any such delay.

         In the event of any foreign exchange restriction or prohibition in
Argentina, any and all payments in respect of the Senior Notes shall be made, to the extent permitted by such restriction or prohibition, in US Dollars through
(i) the sale of Bonex or of any other public or private bond issued in US
Dollars in Argentina or (ii) any other legal mechanism for the acquisition of US
Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain US Dollars shall be borne by the Company.

         The Company or any of its Subsidiaries may at any time or from time to time purchase Senior Notes in the open market, or by tender or by private agreement at any price; provided, however, that neither the Company nor any of its Subsidiaries may purchase Senior Notes in the open market or by private agreement if the Company is in default on any payment due pursuant to the Senior
Notes or, if prior to the time of such

                                       51

purchase the Company has issued Subsequent Notes, the Company has not redeemed
Senior Notes in an aggregate principal amount at least equal to the principal amount of all Subsequent Notes the Company has issued prior to such time. Any purchase by tender shall be made available to all Holders of Senior Notes alike.
All Senior Notes so purchased may be held for the account of the Company or may be resold by the Company or may be cancelled by the Company.

         Unless otherwise required by law [INSERT IN SERIES B-1 SENIOR NOTES AND
SERIES B-2 SENIOR NOTES -- but subject to the following five paragraphs], all payments made by the Company or any Subsidiary Guarantor will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or penalties and interest related thereto ("TAXES") of whatever nature imposed, levied, collected, withheld or assessed by or within Argentina or any authority therein or thereof or having power to tax. In the event any such Taxes are so imposed on any payments made by the Company or any such Subsidiary Guarantor, the Company or such Subsidiary
Guarantor, as the case may be, will pay such Additional Amounts as may be necessary in order that the net amounts received by each Holder (including
Additional Amounts and Liquidated Damages) after any withholding or deduction in respect of such Taxes shall equal the respective amounts of principal, premium, if any, and interest that would have been received in respect of the Senior
Notes in the absence of such withholding or deduction; except that no such
Additional Amounts will be payable with respect to any withholding or deduction in respect of any payment under a Senior Note or a Subsidiary Guarantee to, or to a third party on behalf of, a Holder for or on account of any such Taxes imposed by reason of (i) the Holder being a resident of Argentina or having some connection with Argentina (or any political subdivision or authority thereof)
other than the mere holding of such Senior Note or Subsidiary Guarantee or the receipt of any payment thereunder or the exercise of rights under the Senior
Notes, the Subsidiary Guarantee, if any, or the Indenture; (ii) if presentation is required in respect of a Senior Note or a Subsidiary Guarantee, by reason of presentation by the Holder for payment on a date more than thirty (30) days after the date on which such payment first became due and payable or the date on which such payment is duly provided, whichever occurs later, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Senior Note or Subsidiary Guarantee for payment on the last date of such period of thirty (30) days; (iii) in respect of any estate, asset (other than Personal Asset Taxes as defined in the Indenture), inheritance, gift, sales or transfer tax or similar tax assessment or governmental charge; (iv) any tax, assessment or other governmental charge (other than Personal Asset Taxes as defined in the Indenture) which is payable otherwise than by withholding from payments on or in respect of any Senior Note; or (v) any combination of the reasons set forth in clause (i), (ii), (iii) or (iv) above. Furthermore, no
Additional Amounts shall be paid to a Holder that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the
Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

                                       52

         [INSERT NEXT FIVE PARAGRAPHS IN SERIES B-1 SENIOR NOTES AND SERIES B-2
SENIOR NOTES -- Each Holder of Senior Notes shall provide to the Company in writing, as promptly as practicable upon acquiring Senior Notes, and at least fifteen Business Days prior to each Interest Payment Date, information, documents and other evidence concerning its nationality, residence, identity, connection with Argentina or any other matter that may be requested by the
Company in order to determine the tax treatment of the payments on the Senior
Notes to be made to such Holder, including without limitation, (i) such Holder's name, address, residence for tax purposes, whether it is a banking or financial institution, whether it is located (a) in a country the central bank or equivalent authority of which has adopted the international standards approved by the Basle Committee on Banking Regulation and Supervisory Practices, (b) in a
jurisdiction not deemed to be a low tax jurisdiction for purposes of Argentine income tax law and regulations or (c) in a jurisdiction that has entered into an agreement with Argentina regarding information unavailable to the tax authority of such jurisdiction due to secrecy laws or regulations applicable in such jurisdiction and whether such Holder is subject to the supervision of the central bank or equivalent agency of its jurisdiction of tax residence, and (ii)
if such Holder is a resident of a country that has in force a tax treaty with
Argentina which exempts such Holder from all or part of the applicable tax, duty, assessment or governmental charge applicable to payments on the Senior
Notes, information and documentation that is required to claim such exemption, including the statement required by General Resolution No. 3,497 of the
Administracion Federal de Ingresos Publicos (or any similar rule adopted in the future) duly certified and legalized by the corresponding tax authority, on the terms and conditions set forth in such Resolution.

         Each Holder of Senior Notes who is a juridical person shall notify the
Company in writing, as promptly as practicable upon acquiring Senior Notes and at least fifteen Business Days prior to each Interest Payment Date, whether its jurisdiction of tax residence requires securities issued by juridical persons organized under the laws of such jurisdiction to be held in registered form
("REGIMEN DE NOMINATIVIDAD DE TITULOS VALORES"). If its jurisdiction of tax residence does not require such securities to be held in registered form, such
Holder shall state and declare in writing whether it is an insurance company, open-end investment fund, pension fund or bank or financial entity the head office of which is located in a country the central bank or equivalent authority of which has adopted the international standards of supervision approved by the
Basle Committee on Banking Regulation and Supervisory Practices. If such Holder does not meet such conditions, it shall state and declare whether pursuant to its by-laws or juridical nature ("NATURALEZA JURIDICA"), such Holder (i) does not, as its principal activity, invest outside the jurisdiction of its tax residence or (ii) is not prohibited from performing certain transactions expressly indicated in its by-laws or in the applicable regulatory framework in its jurisdiction of tax residence.

         As a proof of the exemptions mentioned in the previous paragraph, each
Holder of the Senior Notes shall submit (i) if such Holder is a juridical person and its jurisdiction of tax residence requires securities issued by juridical persons organized under the laws of such jurisdiction to be held in registered form, a certificate issued by the relevant authority of such jurisdiction which states that the shares or other securities representative

                                       53

of the capital of such Holder, or in the case of a permanent establishment, the securities representative of the capital of the company of which such permanent establishment is a part, are considered to be in registered form by the applicable law in the jurisdiction of its tax residence, (ii) if such Holder is an insurance company, open-end investment fund or pension fund, it shall submit the by-laws or articles of incorporation and amendments thereto of such Holder and, if applicable, its parent company, (iii) if such Holder is a banking or financial institution, it shall submit a certificate issued by (x) the relevant central bank or (y) the relevant authority of the jurisdiction of its tax residence of that of its parent company, if applicable, that states whether the international standards approved by the Basle Committee on Banking Regulation and Supervisory Practices are applicable to such Holder or (iv) if such Holder declares that pursuant to its by-laws or its juridical nature, such Holder (x)
does not, as its principal activity, invest outside its jurisdiction of tax residence or (y) is not prohibited from performing certain transactions expressly indicated in its by-laws or in the applicable regulatory framework in its jurisdiction of tax residence, such Holder shall submit such by-laws or articles of incorporation. When the Holder is a permanent establishment, it may submit a valid certificate issued by its parent company duly certified by the appropriate Governmental Agency.

         The foregoing documents shall be notarized and either apostilled in accordance with the Hague Convention or consularized by the Argentine Consulate of the jurisdiction of tax residence of the relevant entity.

         If a Holder of Senior Notes does not submit all or part of the information, documents or evidence that may be requested by the Company from time to time, the Company will not be obligated to pay any Additional Amounts on the Senior Notes of such Holder and will apply the withholdings or deductions that may be required by Law or regulation to the payment of the taxes, duties, assessment or other governmental charges that may be payable as a result of the failure to provide such information in whole or in part.]

         At least [INSERT IN ALL SENIOR NOTES OTHER THAN SERIES B-1 AND SERIES
B-2 SENIOR NOTES - 30] [INSERT IN SERIES B-1 AND SERIES B-2 SENIOR NOTES - 10]
calendar days prior to each date on which any payment under or with respect to the Senior Notes is due and payable, if the Company or any Subsidiary Guarantor, as applicable, will be obligated to pay Additional Amounts with respect to such payment, the Company or such Subsidiary Guarantor will deliver to the Trustee an
Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date and specifying the amount required to be deducted or withheld on the payments of principal and interest (and premium, if any) due on such payment date for or on account of Taxes and certifying that such amount will be deducted or withheld and paid by the Company or Subsidiary Guarantor, as the case may be, to the appropriate taxing or governmental authority. The Company has agreed to indemnify each of the Trustee, the Principal Paying Agent and each other Paying
Agent for, and to hold it harmless against any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with actions taken or omitted by it in reliance on any certificate furnished pursuant to this paragraph or the

                                       54

failure to furnish such a certificate. The obligations of the Company under this paragraph shall survive the payment of the Senior Notes and the resignation or removal of the Trustee, the Principal Paying Agent or any other Paying Agent and the termination of the Indenture. Whenever in the Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest, or any other amount payable, under or with respect to any Senior Note or Subsidiary
Guarantee, such mention shall be deemed to include mention of the payment of
Additional Amounts to the extent that, in such context, Additional Amounts are payable in respect thereof.

         If the Company is held liable for any Personal Asset Taxes (as defined in the Indenture) imposed on the Holders or direct owners of Senior Notes with respect to the Senior Notes, the Company waives any right that it may have as a matter of Argentine law to seek reimbursement from such Holders or direct owners of Senior Notes for any such Personal Asset Taxes paid.

         In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States or any political subdivision thereof or taxing authority thereof or in the foregoing in respect of the creation, issue and offering of the Senior Notes, and will pay any court, documentary or similar taxes and duties required to be paid in connection with the enforcement of the Senior Notes following the incurrence of any Event of Default.

         As provided in the Indenture and subject to certain limitations therein set forth (including the delivery, if required by the Indenture, of an
Accredited Investor Certificate, a Regulation S Certificate or a Rule 144A
Certificate (as defined in the Indenture)), the transfer of this Senior Note is registrable on the Note Register of the Company, upon surrender of this Senior
Note for registration of transfer at the office or agency of the Registrar or
Co-Registrar maintained for such purpose in the City of Buenos Aires and The
City of New York, respectively, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the
Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Senior Notes are issuable only in registered form without coupons in denominations of US$1,000, Euros 1,000 or Ps. 1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all

                                       55

purposes, whether or not this Senior Note shall be overdue, and neither the
Company, the Trustee nor any agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Senior Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any Subsidiary
Guarantor or of any successor corporation, either directly or through the
Company, any Subsidiary Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, with the understanding, however, that this provision shall not limit in any manner the rights concerning the holders of Senior Notes under
Section 34 of the Argentine Negotiable Obligations Law.

         In addition to the rights provided to Holders of the Series A-1 Senior
Notes and the Series B-1 Senior Notes under the Indenture, Holders of Series A-1
Senior Notes and Series B-1 Senior Notes shall have all the rights set forth in the Registration Rights Agreement.

         All terms used in this Senior Note which are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the
Indenture.

         The Trustee will furnish to any Holder of any Senior Note upon written request and without charge, a copy of the Indenture. Requests may be directed to: The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York
10286.

                                       56

                             FORM OF TRANSFER NOTICE

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

attorney to transfer said Senior Note on the books of the Company with full power of substitution in the premises.

                  [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
                   SENIOR NOTE CERTIFICATES REQUIRED TO BEAR THE
                   PRIVATE PLACEMENT LEGEND]

         In connection with any transfer of this Senior Note during the period beginning on the later of the Original Issue Date of the Senior Notes of this series and the last date on which the Company or any Affiliate of the Company was the owner of a Senior Note (or any predecessor Senior Note) of this series and ending on the date (i) if this Senior Note is a U.S. Senior Note, two years
(or such other period as may be permitted by Rule 144(k) under the Securities
Act or any successor provision thereunder) from the later of such dates, (ii) if this Senior Note is an Offshore Senior Note, the 41st day after the later of such dates and (iii) if this Senior Note is an Accredited Investor Senior Note, payment in full hereof, the undersigned confirms that, without utilizing any general solicitation or general advertising:

[Check One]

[ ] (a)           this Senior Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule144A thereunder.

                                       or

                                       57

[ ] (b)           this Senior Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

                                       or

[ ] (c)           this Senior Note is being transferred other than in accordance with (a) or (b) above and documents are being furnished that comply with the conditions of transfer det forth in this
                  Senior Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar or
Co-Registrar shall not be obligated to register this Senior Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.07 of the
Indenture shall have been satisfied.

Date:

                                                 NOTICE:  The signature must
                                                          correspond with the
                                                          name as written upon
                                                          the face of the
                                                          within-mentioned
                                                          instrument in every
                                                          particular, without
                                                          alteration or any
                                                          change whatsoever.

                                       58

Signature Guarantee:  ________________________________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this
Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED
INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of
1933, as amended, and is aware that the sale to it is being made in reliance on
Rule 144A and acknowledges that it has received such information regarding the
Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

                                                  NOTICE: To be executed by an
                                                          executive officer.

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.

         The undersigned represents and warrants that (i) it is purchasing this
Senior Note for its own account or an account with respect to which it exercises sole investment discretion, (ii) it and any such account is a "NON-U.S. PERSON"
within the meaning of Regulation S under the Securities Act of 1933, as amended,
(iii) it is acquiring the Senior Note in an offshore transaction outside the
United States within the meaning of Regulation S under the Securities Act, (iv)
it is aware that the sale to it is being made in reliance on Regulation S and
(v) it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by
Regulation S.

Date:

                                                  NOTICE: To be executed by an
                                                          executive officer.

                                       59

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Senior Note purchased by the Company pursuant to Section 10.16 or Section 10.17 of the Indenture, check this box: [ ].

         If you wish to have a portion of this Senior Note purchased by the
Company pursuant to Section 10.16 or Section 10.17 of the Indenture, state the amount (must be an integral multiple of US$1,000, Euros 1,000 or Ps. 1,000, as appropriate) below:

                                 US$/Euros/Ps.____________________.

Date:
       -------------------------------------------------------------------------

Your Signature:
                 ---------------------------------------------

(Sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee:(1)
                       ------------------------------------------------

              SECTION 2.06. Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                                [--------------------]

                         Dated:____________________________

                         This is one of the [______] 8% Collateralized Senior
Notes due 2014 of the Company referred to in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK,
                                                          as Trustee

                                                     By:
                                                          ----------------------
                                                           Authorized Signatory

------------------
      (1) Guarantor must be a member of the Securities Transfer Agents Medallion
Program ("STAMP"), the New York Stock Exchange Medallion Signature Program
("MSP") or the Stock Exchange Medallion Program ("SEMP").

                                       60

                                    ARTICLE 3

                                THE SENIOR NOTES

              SECTION 3.01. Title and Terms.

         Senior Notes may be authenticated and delivered under this Indenture only in exchange for Existing Notes and Existing Bank Debt as contemplated by the Offering Memorandum and pursuant to the Company's APE contemplated by the
Offering Memorandum except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior
Notes pursuant to Section 3.04, 3.05, 3.06 or 11.08 or pursuant to the
Registered Exchange Offer or Senior Notes issued in payment of interest on
Senior Notes in accordance with this Indenture. The Trustee shall authenticate
Senior Notes for original issue on the date hereof in the aggregate principal amount of US$157,190,000, Euros 0.0 and Ps.0.0.

         The Senior Notes shall be known and designated as the "8% Series A-1
Collateralized Senior Notes due 2012", the "8% Series A-2 Collateralized Senior
Notes due 2012", the "8% Series B-1 Collateralized Senior Notes due 2012", the
"8% Series B-2 Collateralized Senior Notes due 2012" and the 8% APE
Collateralized Senior Notes due 2012", as the case may be, of the Company. Their
Stated Maturity shall be June 30, 2012. The Senior Notes (other than the
Subsequent Senior Notes) shall bear interest at the rate of 8% per annum from
July 31, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Each Subsequent Senior Note shall bear interest at the rate of 8% per annum from the date of original issuance of such
Subsequent Senior Note or the Predecessor Senior Note thereof. Interest on the
Senior Notes shall be payable on June 30 and December 31 of each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         On any Interest Payment Date occurring prior to 2007, the Company, in lieu of a portion of the cash interest payment due and payable on such Interest
Payment Date on all Senior Notes, may, upon 15 days' prior written notice to the
Trustee, elect to issue Subsequent Senior Notes in an aggregate principal amount not to exceed the lesser of (i) 2% of the principal amount of the Senior Notes
(exclusive of the Subsequent Senior Notes) outstanding on the applicable Regular
Record Date and (ii) the difference between US$10,000,000 minus the amount of interest previously paid on the Senior Notes by the issuance of Subsequent
Senior Notes in accordance with this paragraph; provided that during 2006 the foregoing clause (i) shall not be applicable. Each notice to the Trustee pursuant to this paragraph shall specify the amount of interest the Company has elected be paid pursuant to this paragraph. In no event shall the aggregate amount of interest so paid exceed US$10,000,000. Interest paid on the Senior
Notes pursuant to this paragraph shall be paid ratably according to the amounts of interest owing thereon and each Subsequent Senior Note issued to pay interest on a Senior Note pursuant to this paragraph shall be of the same Type as such
Senior Note. The Company will issue such Subsequent Senior Notes pursuant to
Section 2.01 and this Article 3.

         The principal of and interest and Additional Amounts and Liquidated
Damages, if any, on the Senior Notes shall be payable at the Corporate Trust
Office of the Principal

                                       61

Paying Agent in The City of New York and at the office of the Paying Agent, in the City of Buenos Aires and, subject to fiscal or other laws and regulations applicable thereto, specified offices of any other Paying Agent appointed by the
Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or, in the case of a holder of at least US$1,000,000 principal amount of Senior Notes (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), by wire transfer to an account maintained by the payee with a bank, provided that the Holder so elects by giving written notice to such effect designating such account with appropriate wire transfer instructions which is received by the Principal Paying Agent no later than the Regular Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Senior
Notes will remain in effect with respect to any future payments with respect to such Senior Note payable to such Holder.

         In the event of any foreign exchange restriction or prohibition in
Argentina, any and all payments in respect of the Senior Notes shall be made, to the extent permitted by such restriction or prohibition, in US Dollars through
(i) the sale of Bonex or of any other public or private bond issued in US
Dollars in Argentina or (ii) any other legal mechanism for the acquisition of US
Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain US Dollars shall be borne by the Company.

         Unless otherwise required by law but subject to the following five paragraphs, all payments made by the Company or any Subsidiary Guarantor will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or penalties and interest related thereto ("TAXES") of whatever nature imposed, levied, collected, withheld or assessed by or within Argentina or any authority therein or thereof or having power to tax. In the event any such Taxes are so imposed on any payments made by the Company or any such Subsidiary Guarantor, the Company or such Subsidiary Guarantor, as the case may be, will pay such Additional Amounts as may be necessary in order that the net amounts received by each Holder
(including Additional Amounts and Liquidated Damages) after any withholding or deduction in respect of such Taxes shall equal the respective amounts of principal, premium, if any, and interest that would have been received in respect of the Senior Notes in the absence of such withholding or deduction;
except that no such Additional Amounts will be payable with respect to any withholding or deduction in respect of any payment under a Senior Note or a
Subsidiary Guarantee to, or to a third party on behalf of, a Holder for or on account of any such Taxes imposed by reason of (i) the Holder being a resident of Argentina or having some connection with Argentina (or any political subdivision or authority thereof) other than the mere holding of such Senior
Note or Subsidiary Guarantee or the receipt of any payment thereunder or the exercise of rights under the Senior Notes, the Subsidiary Guarantee, if any, or the Indenture; (ii) if presentation is required in respect of a Senior Note or a
Subsidiary Guarantee, by reason of presentation by the Holder for payment on a date more than thirty (30) days after the date on which such payment first became due and payable or the date on which such payment is duly provided, whichever occurs later, except to the extent that the Holder

                                       62

would have been entitled to such Additional Amounts on presenting such Senior
Note or Subsidiary Guarantee for payment on the last date of such period of thirty (30) days; (iii) in respect of any estate, asset (other than Personal
Asset Taxes), inheritance, gift, sales or transfer tax or similar tax assessment or governmental charge; (iv) any tax, assessment or other governmental charge
(other than Personal Asset Taxes) which is payable otherwise than by withholding from payments on or in respect of any Senior Note; or (v) any combination of the reasons set forth in clause (i), (ii), (iii) or (iv) above. Furthermore, no
Additional Amounts shall be paid to a Holder that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the
Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

         Each Holder of Series B-1 Senior Notes and Series B-2 Senior Notes
shall provide to the Company in writing, as promptly as practicable upon acquiring such Senior Notes, and at least fifteen Business Days prior to each
Interest Payment Date, information, documents and other evidence concerning its nationality, residence, identity, connection with Argentina or any other matter that may be requested by the Company in order to determine the tax treatment of the payments on such Series B-1 Senior Notes, Series B-2 Senior Notes to be made to such Holder, including without limitation, (i) such Holder's name, address, residence for tax purposes, whether it is a banking or financial institution, whether it is located (a) in a country the central bank or equivalent authority of which has adopted the international standards approved by the Basle Committee on Banking Regulation and Supervisory Practices, (b) in a jurisdiction not deemed to be a low tax jurisdiction for purposes of Argentine income tax law and regulations or (c) in a jurisdiction that has entered into an agreement with
Argentina regarding information unavailable to the tax authority of such jurisdiction due to secrecy laws or regulations applicable in such jurisdiction and whether such Holder is subject to the supervision of the central bank or equivalent agency of its jurisdiction of tax residence, and (ii) if such Holder is a resident of a country that has in force a tax treaty with Argentina which exempts such Holder from all or part of the applicable tax, duty, assessment or governmental charge applicable to payments on such Series B-1 Senior Notes or
Series B-2 Senior Notes, information and documentation that is required to claim such exemption, including the statement required by General Resolution No. 3,497 of the Administracion Federal de Ingresos Publicos (or any similar rule adopted in the future) duly certified and legalized by the corresponding tax authority, on the terms and conditions set forth in such Resolution.

         Each Holder of Series B-1 Senior Notes and Series B-2 Senior Notes who
is a juridical person shall notify the Company in writing, as promptly as practicable upon acquiring Senior Notes and at least fifteen Business Days prior to each Interest Payment Date, whether its jurisdiction of tax residence requires securities issued by juridical persons organized under the laws of such jurisdiction to be held in registered form ("REGIMEN DE NOMINATIVIDAD DE TITULOS
VALORES"). If its jurisdiction of tax residence does not require such securities to be held in registered form, such Holder shall state and declare in writing whether it is an insurance company, open-end investment fund, pension fund or bank or financial entity the head office of which is located in a country the central

                                       63

bank or equivalent authority of which has adopted the international standards of supervision approved by the Basle Committee on Banking Regulation and
Supervisory Practices. If such Holder does not meet such conditions, it shall state and declare whether pursuant to its by-laws or juridical nature
("NATURALEZA JURIDICA"), such Holder (i) does not, as its principal activity, invest outside the jurisdiction of its tax residence or (ii) is not prohibited from performing certain transactions expressly indicated in its by-laws or in the applicable regulatory framework in its jurisdiction of tax residence.

         As a proof of the exemptions mentioned in the previous paragraph, each
Holder of Series B-1 Senior Notes and Series B-2 Senior Notes shall submit (i)
if such Holder is a juridical person and its jurisdiction of tax residence requires securities issued by juridical persons organized under the laws of such jurisdiction to be held in registered form, a certificate issued by the relevant authority of such jurisdiction which states that the shares or other securities representative of the capital of such Holder, or in the case of a permanent establishment, the securities representative of the capital of the company of which such permanent establishment is a part, are considered to be in registered form by the applicable law in the jurisdiction of its tax residence, (ii) if such Holder is an insurance company, open-end investment fund or pension fund, it shall submit the by-laws or articles of incorporation and amendments thereto of such Holder and, if applicable, its parent company, (iii) if such Holder is a banking or financial institution, it shall submit a certificate issued by (x)
the relevant central bank or (y) the relevant authority of the jurisdiction of its tax residence or that of its parent company, if applicable, that states whether the international standards approved by the Basle Committee on Banking
Regulation and Supervisory Practices is applicable to such Holder or (iv) if such Holder declares that pursuant to its by-laws or its juridical nature, such
Holder (x) does not, as its principal activity, invest outside its jurisdiction of tax residence or (y) is not prohibited from performing certain transactions expressly indicated in its by-laws or in the applicable regulatory framework in its jurisdiction of tax residence, such Holder shall submit such by-laws or articles of incorporation. When the Holder is a permanent establishment, it may submit a valid certificate issued by its parent company duly certified by the appropriate Governmental Agency.

         The documents referred to in the preceding three paragraphs shall be notarized and either apostilled in accordance with the Hague Convention or consularized by the Argentine Consulate of the jurisdiction of tax residence of the relevant entity.

         If a Holder of Series B-1 Senior Notes or Series B-2 Senior Notes does not submit all or part of the information, documents or evidence that may be requested by the Company from time to time, the Company will not be obligated to pay any Additional Amounts on the Series B-1 Senior Notes, Series B-2 Senior
Notes or APE Senior Notes of such Holder and will apply the withholdings or deductions that may be required by laws or regulations to the payment of the taxes, duties, assessment or other governmental charges that may be payable as a result of the failure to provide such information in whole or in part.

                                       64

         The Company will inform the Trustee in writing if it will not be obligated to pay any Additional Amounts in respect of any Series B-1 Notes or
Series B-2 Notes pursuant to the information received from each holder.

         At least 30 calendar days (in the case of all Senior Notes other than
Series B-1 and Series B-2 Senior Notes) or 10 calendar days (in the case of
Series B-1 and Series B-2 Senior Notes) prior to each date on which any payment under or with respect to the Senior Notes is due and payable, if the Company or any Subsidiary Guarantor, as applicable, will be obligated to pay Additional
Amounts with respect to such payment, the Company or such Subsidiary Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such
Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional
Amounts to holders on the payment date and specifying the amount required to be deducted or withheld on the payments of principal and interest (and premium, if any) due on such payment date for or on account of Taxes and certifying that such amount will be deducted or withheld and paid by the Company or Subsidiary
Guarantor, as the case may be, to the appropriate taxing or governmental authority. The Company hereby agrees to indemnify each of the Trustee, the
Principal Paying Agent and each other Paying Agent for, and to hold it harmless against any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with actions taken or omitted by it in reliance on any certificate furnished pursuant to this
Section or the failure to furnish such a certificate. The obligations of the
Company under this Section shall survive the payment of the Senior Notes and the resignation or removal of the Trustee, the Principal Paying Agent or any other
Paying Agent and the termination of this Indenture. Whenever in the Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest, Liquidated Damages, if any, or any other amount payable, under or with respect to any Senior Note or Subsidiary Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are payable in respect thereof.

         If the Company is held liable for any Personal Asset Taxes imposed on the Holders or direct owners of Senior Notes with respect to the Senior Notes, the Company hereby agrees to waive any right that it may have as a matter of
Argentine law to seek reimbursement from such Holders or direct owners of Senior
Notes for any such Personal Asset Taxes paid.

         In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States or any political subdivision thereof or taxing authority thereof or in the foregoing in respect of the creation, issue and offering of the Senior Notes, and will pay any court, documentary or similar taxes and duties required to be paid in connection with the enforcement of the Senior Notes following the incurrence of any Event of Default.

         The Senior Notes shall be redeemable as provided in Article Eleven.

                                       65

              SECTION 3.02. Denominations.

         The Senior Notes shall be issuable only in registered non-endorsable form without coupons and only in denominations of $1,000, Euros 1,000 and Ps.
1,000 and any integral multiple thereof.

              SECTION 3.03. Execution, Authentication, Delivery and Dating.

         The Senior Notes shall be executed on behalf of the Company by a member of the Supervisory Committee of the Company and by a Director of the Company.
The signature of any of these officers on the Senior Notes may be manual or, subject to the applicable regulations of the CNV, facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Senior Notes.

         Senior Notes bearing the manual or facsimile signatures of individuals who were at any time a member of the Supervisory Committee and a Director of the
Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior
Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Senior Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Notes, directing the Trustee to authenticate the Senior Notes and certifying that all conditions precedent to the issuance of Senior Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Senior Notes. In each case, the Trustee shall be entitled to receive (i) an
Officers' Certificate and an Opinion of Counsel of the Company stating that the issuance and authentication of such Senior Notes comply with this Indenture and all other relevant law, supplemented by such other representations and warranties as the Trustee may reasonably request in connection with such authentication of Senior Notes and (ii) an Opinion of Counsel to the effect that
(x) this Indenture and such Senior Notes, (y) this Indenture and (z) the Pledge
Agreement are the legal, valid and binding obligations of the Company, the
Subsidiary Guarantors party hereto and the Permitted Holders party to the Pledge
Agreement, respectively, enforceable against the Company, such Subsidiary
Guarantors and such Permitted Holders, respectively, in accordance with their respective terms, that the Pledge Agreement creates a security interest in the collateral covered thereby as security for such Senior Notes and that all action has been taken which is required to perfect such security interest, which
Opinion of Counsel may be subject to customary exceptions regarding bankruptcy, equitable principles and other matters and may state that no opinion is expressed with respect to the title to such collateral. Such order shall specify the amount of Senior Notes to be authenticated and the date on which the original issue of Senior Notes is to be authenticated.

         Each Senior Note shall be dated the date of its authentication.

                                       66

         No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the
Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Senior Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Senior Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Senior Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver
Senior Notes as specified in such request for the purpose of such exchange. If
Senior Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Senior Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Senior Notes at the time Outstanding for Senior Notes authenticated and delivered in such new name.

              SECTION 3.04. Temporary Senior Notes.

         Pending the preparation of definitive Senior Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Senior Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Notes may determine, as conclusively evidenced by their execution of such Senior Notes.

         If temporary Senior Notes are issued, the Company will cause definitive
Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at the office or agency of the Company designated for such purpose pursuant to Section
10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Senior Notes of authorized denominations.

                                       67

Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

              SECTION 3.05. Registration, Registration of Transfer and Exchange.

         Subject to any applicable laws and such reasonable regulations as it may prescribe, Banco Rio de la Plata S.A., as Registrar, shall keep a register
(the "NOTE REGISTER") at its registrar offices in Buenos Aires, Argentina set forth in Section 1.05 of this Indenture for the registration of ownership, exchange, and transfer of the Senior Notes. The Bank of New York, as
Co-Registrar, shall also maintain a record of all registrations of ownership, exchange and transfer of Senior Notes. The Co-Registrar shall give prompt written notice to the Registrar and the Registrar shall likewise give prompt written notice to the Co-Registrar of any registration of ownership, exchange or transfer of Senior Notes. Included in the books and records for the Senior Notes shall be notations as to whether such Senior Notes have been paid, exchanged or transferred and canceled or lost, stolen, mutilated or destroyed and whether such Senior Notes have been replaced. In the case of the replacement of any of the Senior Notes, the Registrar and the Co-Registrar shall keep a record of the
Senior Note so replaced and the Senior Note issued in replacement thereof. In the case of the cancellation of any of the Senior Notes, the Registrar and the
Co-Registrar shall keep a record of the Senior Note so canceled and the date on which such Senior Note was canceled.

         Upon presentation for exchange or transfer of any Senior Note at the office of either the Registrar or Co-Registrar accompanied by a written instrument of exchange or transfer in a form approved by the Company duly executed by the registered Holder or his attorney-in-fact duly authorized in writing, and upon completion of any certification required by the terms of this
Indenture, such Senior Note shall be exchanged or transferred upon the Note
Register, and one or more new Senior Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Senior Note shall be effective under this Indenture or the Senior Notes unless and until such Senior Note has been registered in the name of such Person in the Note Register. Furthermore, the exchange or transfer of any Senior Note shall not be effective under this
Indenture or the Senior Notes unless the request for such exchange or transfer is made by the registered Holder or by a duly authorized attorney-in-fact at the office of the Registrar or the Co-Registrar.

         Furthermore, any Holder of any Global Senior Note shall, by acceptance of such Global Senior Note, agree that transfers of beneficial interest in such
Global Senior Note may be effected only through a book-entry system maintained by the Holder of such Global Senior Note (or its agent), and that ownership of a beneficial interest in the Senior Note shall be required to be reflected in a book entry.

         At the option of the Holder, Senior Notes of a series may be exchanged for other Senior Notes of such series of any authorized denomination and of a like aggregate principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any Senior Notes are so surrendered for exchange, the Company shall

                                       68

execute, and the Trustee shall authenticate and deliver, the Senior Notes which the Holder making the exchange is entitled to receive.

         All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior
Notes surrendered upon such registration of transfer or exchange.

         Every Senior Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or (if so required by the Company) be accompanied by a written instrument of transfer, in form satisfactory to the
Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, except for the expense of delivery other than by regular mail (if any) and except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior
Notes, other than exchanges pursuant to Section 3.04, 9.06, 10.15, 10.16 or
11.08 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Senior Note during a period beginning at the opening of business 15 days before the selection of Senior Notes to be redeemed under
Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

              SECTION 3.06. Book-entry Provisions for Global Senior Notes.

(a) Each Global Senior Note initially shall (i) be registered in the name of the
Depositary for such Global Senior Notes or the nominee of such Depositary, (ii)
be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02. Members of, or participants in, the
Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Senior Note, and the Depositary may be treated by the
Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Senior Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Senior Note. The registered holder of a Global Senior Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Notes.

                                       69

              (b) Interests of beneficial owners in a Global Senior Note may be transferred in accordance with the applicable rules and procedures of the
Depositary and the provisions of Section 3.07. Transfers of a Global Senior Note
shall be limited to transfers of such Global Senior Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except that U.S. Physical Senior Notes and Offshore Physical Senior Notes shall be transferred to beneficial owners of U.S. Global Senior Notes and Offshore Global
Senior Notes, respectively, in exchange for their beneficial interests in U.S.
Global Senior Notes and Offshore Global Senior Notes, respectively, in the following circumstances: (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Senior
Note or the Depositary ceases to be a "CLEARING AGENCY" registered under the
Exchange Act and a successor depositary is not appointed by the Company within
90 days or (y) an Event of Default has occurred and is continuing and Holders of more than 25% in aggregate principal amount of the Senior Notes at the time outstanding represented by the Global Senior Notes advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to Global Senior Notes is no longer required. In connection with a transfer of an entire Global Senior Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Senior Note shall be deemed to be surrendered to the Trustee for cancellation, and the
Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Senior Note, an equal aggregate principal amount of U.S. Physical Senior Notes (in the case of the U.S. Global Senior
Note) or Offshore Physical Senior Notes (in the case of the Offshore Global
Senior Note), as the case may be, of authorized denominations.

              (c) Any beneficial interest in one of the Global Senior Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Senior Note will, upon transfer, cease to be an interest in such
Global Senior Note and become an interest in the other Global Senior Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global
Senior Note for as long as it remains such an interest.

              (d) Any U.S. Physical Senior Note delivered in exchange for an interest in the U.S. Global Senior Note pursuant to paragraph (b) of this
Section shall, unless such exchange is made on or after the Resale Restriction
Termination Date and except as otherwise provided in Section 3.07, bear the
Private Placement Legend.

              (e) Any Offshore Physical Senior Note delivered in exchange for an interest in the Offshore Global Senior Note pursuant to paragraph (b) of this
Section shall, unless such exchange is made after the Offshore Senior Note
Restricted Period, and except as otherwise provided in Section 3.07, bear the
Private Placement Legend.

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              SECTION 3.07. Transfer Provisions.

              (a) General. The provisions of this Section 3.07 shall apply to all transfers involving any Physical Senior Note and any beneficial interest in any Global Senior Note.

              (b) Certain Definitions. As used in this Section 3.07 only,
"DELIVERY" of a certificate by a transferee or transferor means the delivery to the Registrar or Co-Registrar by such transferee or transferor of the applicable certificate duly completed; "HOLDING" includes both possession of a Physical
Senior Note and ownership of a beneficial interest in a Global Senior Note, as the context requires; "TRANSFERRING" a Global Senior Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Co-Registrar that it has agreed to transfer; and "TRANSFERRING" a Physical Senior Note means transferring that portion of the principal amount thereof that the transferor has notified the
Registrar or Co-Registrar that it has agreed to transfer.

         As used in this Indenture, "ACCREDITED INVESTOR CERTIFICATE" means a certificate substantially in the form set forth in Section 3.08; "REGULATION S
CERTIFICATE" means a certificate substantially in the form set forth in Section
3.09; "RULE 144A CERTIFICATE" means a certificate substantially in the form set forth in Section 3.10; and "NON-REGISTRATION OPINION AND SUPPORTING EVIDENCE"
means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

              (c) [Intentionally Omitted]

              (d) Deemed Delivery of a Rule 144A Certificate in Certain
Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Senior
Note, the transferor checks the box provided on the Physical Senior Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Senior Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a
Physical Senior Note, the transferee signs the certification provided on the
Physical Senior Note to that effect); or (B) the transferor holds the U.S.
Global Senior Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Senior Note.

                                       71

              (e) Procedures and Requirements. (i) Transfers to QIBs. The
following provisions shall apply with respect to the registration of any proposed transfer of a Physical Senior Note bearing the Private Placement Legend or an interest in any Global Senior Note bearing the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

              (A) If the Senior Note to be transferred is (1) a Physical Senior
         Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who delivers (or is deemed to have delivered) a Rule 144A Certificate or (2) an interest in any Global
         Senior Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary if such transfer is being made by a proposed transferor who delivers (or is deemed to have delivered) a Rule 144A Certificate.

              (B) If the proposed transferee is an Agent Member and the Senior
         Note to be transferred is a Physical Senior Note, upon receipt by the
         Registrar of the documents referred to in clause (i)(A) and instructions given in accordance with the Depositary's and the
         Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the relevant Global Senior Note in an amount equal to the principal amount of the Physical Senior Note to be transferred and the Trustee shall cancel the Physical Senior Note so transferred.

         (ii) Transfers of, or of Interests in, Offshore Senior Notes. The
following provisions shall apply with respect to registration of any proposed transfer of, or of interests in, Offshore Senior Notes:

              (A) The Registrar shall register the transfer of, or of an interest in, any Offshore Senior Note bearing the Private Placement
         Legend (1) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a Regulation S
         Certificate or (2) if the proposed transferee is a QIB and the proposed transferor delivers (or is deemed to have delivered) a Rule 144A
         Certificate.

              (B) If the proposed transferee of an interest in any Offshore
         Global Senior Note bearing the Private Placement Legend is an Agent
         Member, upon receipt by the Registrar of the documents referred to in clause (ii)(A)(2) and instructions given in accordance with the
         Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the relevant U.S. Global Senior Note in an amount equal to the principal amount of the Offshore Global Senior Note to be transferred and the Trustee shall decrease by such amount the amount of such Offshore Global Senior Note.

              (C) Prior to the expiration of the Offshore Senior Note Restricted
         Period with respect to an Offshore Senior Note, the Registrar shall refuse to

                                       72

         register the transfer of, or of an interest in, such Offshore Senior
         Note to any U.S. Person; and

              (D) After the expiration of the Offshore Senior Note Restricted
         Period with respect to an Offshore Senior Note, the Registrar shall register the transfer of, or of an interest in, such Offshore Senior
         Note without requiring any additional certification.

         (iii) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of, or of interests in, a
Senior Note to a Non-U.S. Person:

              (A) Prior to the completion of the Offshore Senior Note Restricted
         Period with respect to such Senior Note, the Registrar shall register any proposed transfer of, or of an interest in, such Senior Note to a
         Non-U.S. Person upon receipt of a Regulation S Certificate from the proposed transferor.

              (B) After the completion of the Offshore Senior Note Restricted
         Period with respect to such Senior Note, the Registrar shall register any proposed transfer of, or of an interest in, such Senior Note to any
         Non-U.S. Person if such Senior Note or interest is a U.S. Physical
         Senior Note or an interest in a U.S. Global Senior Note, upon receipt of a Regulation S Certificate from the proposed transferor.

              (C) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Senior Note, upon receipt by the
         Registrar of (1) the documents, if any, required by paragraph (iii)(B)
         and (2) instructions in accordance with the Depositary's and the
         Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S.
         Global Senior Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Senior Note to be transferred, and if the proposed transferee is an Agent Member, upon receipt by the
         Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the
         Offshore Global Senior Note in an amount equal to the principal amount of the U.S. Physical Senior Note or the U.S. Global Senior Note, as the
         case may be, to be transferred, and the Trustee shall cancel the
         Physical Senior Note, if any, so transferred or decrease the amount of the U.S. Global Senior Note, as the case may be.

         (iv) Transfers to Accredited Investors. The following provisions shall apply with respect to registration of any proposed transfer of a Physical Senior
Note bearing the Private Placement Legend or an interest in any Global Senior
Note bearing the Private Placement Legend to an Accredited Investor (excluding
Non-U.S. Persons):

              (A) The Registrar shall register the transfer of any Senior Note, whether or not such Senior Note bears the Private Placement Legend, if
         (1)(x) the

                                       73

         requested transfer is at least two years after the Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior Notes and (y)
         the proposed transferee has certified to the Registrar that the requested transfer is at least two years after the last date on which such Senior Note was held by the Company or an Affiliate of the
         Company, or (2) (x) if such transfer is being made by a proposed transferee who delivers an Accredited Investor Certificate and (y) upon the furnishing by the proposed transferor or transferee of a
         Non-Registration Opinion and Supporting Evidence.

              (B) If the proposed transferor is an Agent Member and the Senior
         Note to be transferred is a beneficial interest in a Global Senior
         Note, upon receipt by the Registrar of the documents referred to in clause (iv)(A) and instructions given in accordance with the
         Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and decrease in the principal amount of the relevant Global Senior Note in an amount equal to the principal amount of the beneficial interest in the Global Senior Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Accredited Investor Senior Notes of like tenor and amount.

              (f) Execution, Authentication and Delivery of Physical Senior
Notes. In any case in which the Co-Registrar is required to deliver a Physical
Senior Note to a transferee, the Company shall execute, and the Trustee shall authenticate and deliver, such Physical Senior Note.

              (g) Certain Additional Terms Applicable to Physical Senior Notes.
(i) Any transferee entitled to receive a Physical Senior Note may request that the principal amount thereof be evidenced by one or more Physical Senior Notes in any authorized denomination or denominations and the Registrar or
Co-Registrar shall comply with such request if all other transfer restrictions are satisfied.

         (ii) In the event that a transferor transfers less than the entire principal amount of a Physical Senior Note surrendered for transfer, following the transfer the Registrar or Co-Registrar shall deliver to the transferor a new
Physical Senior Note of the same type in principal amount equal to the untransferred portion of the surrendered Physical Senior Note.

              (h) Transfers Not Covered by Section 3.07(e). The Co-Registrar
shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 3.07(e), such recording to be done in accordance with the otherwise applicable provisions of Section
3.07(e), upon the furnishing by the proposed transferor or transferee of a
Non-Registration Opinion and Supporting Evidence.

              (i) General. Upon the transfer, exchange or replacement of Senior
Notes not bearing the Private Placement Legend, the Registrar shall deliver
Senior Notes that do not bear the Private Placement Legend. Except as otherwise provided hereunder, upon the transfer, exchange or replacement of Senior Notes bearing the Private

                                       74

Placement Legend, the Registrar shall deliver only Senior Notes that bear the
Private Placement Legend unless there is delivered to the Registrar, as applicable, either (A) a Non- Registration Opinion or (B) an Opinion of Counsel
reasonably satisfactory to the Company and the Trustee to the effect that such legend is not required in order to maintain compliance with the provisions of the Securities Act. By its acceptance of any Senior Note bearing the Private
Placement Legend, each Holder of such Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in this Indenture and in the Private
Placement Legend and agrees that it will transfer such Senior Note only as provided in the Indenture. Neither the Registrar nor the Co-Registrar shall register a transfer of any Senior Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. Neither the
Registrar nor the Co-Registrar shall be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this
Indenture or under applicable law with respect to any transfer of any interest in any Senior Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Senior Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

              SECTION 3.08. Form of Accredited Investor Certificate.

                         Accredited Investor Certificate

To:        The Bank of New York,
           as Trustee (the "TRUSTEE")
           101 Barclay Street
           Floor 8 West
           New York, New York 10286

         Attention: Corporate Trust Administration

         Re:      Indenture (the "INDENTURE") dated as of October 22, 2004
                  between Mastellone Hermanos S.A. (the "COMPANY") and the
                  Trustee

Ladies and Gentlemen:

         This Certificate relates to our proposed purchase of
US$/Euros/Ps.___________ principal amount of 8% [_________] Collateralized
Senior Notes due 2012 issued under the Indenture. We and, if applicable, each account for which we are acting, are "ACCREDITED INVESTORS" within the meaning of such term in Rule 501(a)[(1), (2), (3) or (7)] [(5) or (6)] ("RULE 501")
under the Securities Act of 1933, as amended (the "SECURITIES ACT") that is purchasing at least US$250,000 of Senior Notes. We are acquiring the Senior
Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have

                                       75

such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period. We are aware that the transfer of such Senior Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 501.

         You and the Company are entitled to conclusively rely upon this
Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     [NAME OF SELLER]

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:
                                                        Address:
         Date of this Certificate:  _________ __, ____

              SECTION 3.09. Form of Regulation S Certificate.

                            Regulation S Certificate

To:      The Bank of New York,
         as Trustee (the "TRUSTEE")
         101 Barclay Street
         Floor 8 West
         New York, New York 10286

         Attention: Corporate Trust Administration

         Re:      Indenture (the "INDENTURE") dated as of October 22, 2004
                  between Mastellone Hermanos S.A. (the "COMPANY") and the
                  Trustee

Ladies and Gentlemen:

         This Certificate relates to our proposed transfer of
US$/Euros/Ps.___________ principal amount of 8% [_________] Collateralized
Senior Notes due 2012 issued under the Indenture. Terms are used in this
Certificate as defined in Regulation S under the Securities Act of 1933, as amended (the "SECURITIES ACT"). We hereby certify as follows:

         1. The offer of such Senior Notes was not made to a person in the
United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. PERSON" pursuant to Rule 902(o)
of Regulation S under the

                                       76

circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

         2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

         3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States.

         4. The proposed transfer of such Senior Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of such Senior Notes, and the proposed transfer takes place before completion of the Offshore Senior Note Restricted
Period with respect to such Senior Notes referred to in the Indenture, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(c)
of Regulation S.

         You and the Company are entitled to conclusively rely upon this
Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     [NAME OF SELLER]

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:
                                                        Address:

Date of this Certificate:  _________ __, ____

         SECTION 3.10. Form of Rule 144A Certificate.

                              Rule 144A Certificate

To:        The Bank of New York,
           as Trustee (the "TRUSTEE")
           101 Barclay Street
           Floor 8 West

                                       77

           New York, New York 10286

         Attention: Corporate Trust Administration

         Re:      Indenture (the "INDENTURE") dated as of October 22, 2004
                  between Mastellone Hermanos S.A. (the "COMPANY") and the
                  Trustee

Ladies and Gentlemen:

         This Certificate relates to our proposed purchase of
US$/Euros/Ps.___________ principal amount of 8% [_________] Collateralized
Senior Notes due 2012 issued under the Indenture. We and, if applicable, each account for which we are acting, are "QUALIFIED INSTITUTIONAL BUYERS" within the meaning of Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended
(the "SECURITIES ACT"). We are aware that the transfer of such Senior Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this
Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

         You and the Company are entitled to conclusively rely upon this
Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     [NAME OF PURCHASER]

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:
                                                        Address:

Date of this Certificate:  _________ __, ____

              SECTION 3.11. Mutilated, Destroyed, Lost and Stolen Senior Notes.

         If (a) any mutilated Senior Note is surrendered to the Trustee, or (b)
the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, and there is delivered to the
Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the
Trustee that such Senior Note has been acquired by a bona fide purchaser, the
Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Senior Note or in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of like series, tenor and principal amount, bearing a number not contemporaneously outstanding.

                                       78

         In case any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Note, pay such Senior Note.

         Upon the issuance of any new Senior Note under this Section, the
Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Senior Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

              SECTION 3.12. Payment of Interest; Interest Rights Preserved.

         Interest on any Senior Note (and any Additional Amounts payable in respect thereof and any Liquidated Damages) which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the
Person in whose name such Senior Note (or one or more Predecessor Senior Notes)
is registered at the close of business on the Regular Record Date for such interest at the offices or agencies of the Company in The City of New York and the City of Buenos Aires maintained for such purposes (which initially will be the Principal Paying Agent and the Registrar, respectively) pursuant to Section
10.02.

         Subject to the Company's right pursuant to Section 3.01 to pay interest on Senior Notes by the issuance of Subsequent Senior Notes, the Company shall provide to the Principal Paying Agent in same day funds on or before 12 Noon
(New York City time) one Business Day prior to each date on which a payment of principal of or any interest on the Senior Notes shall become due, as set forth in the text of the Senior Notes, such amount in US Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal
Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the Senior Notes as set forth herein and in the text of said Senior Notes; provided that payment of interest on the Senior Notes may be made directly by the Company, by US Dollar check drawn on a bank in The City of New York mailed to the Person entitled thereto as provided in the text of the Senior Notes. Payments of any interest on the Senior Notes may be made, in the case of a registered holder of at least
US$1,000,000 aggregate principal amount of Senior Notes, by wire transfer to an account maintained by the payee with a bank; provided that such Holder elects payment by wire transfer by giving written notice to the Principal Paying Agent to such effect designating such

                                       79

account with appropriate wire transfer instructions no later than the Regular
Record Date immediately preceding such Interest Payment Date, or such other date at the discretion of the Principal Paying Agent. Unless such designation is revoked, any such designation made by such Holder with respect to such Senior
Notes shall remain in effect with respect to any future payments of interest with respect to such Senior Notes payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer. The Principal Paying Agent shall arrange directly with any other
Paying Agent who may have been appointed by the Company pursuant to the provisions of this Indenture for the payment from funds so paid by the Company to the Principal Paying Agent of the principal of and any interest on the Senior
Notes as set forth herein and in the text of said Senior Notes. Notwithstanding the foregoing, the Company may upon prompt written notice to the Principal
Paying Agent and the Trustee provide directly to another Paying Agent funds for the payment of the principal or any interest on any of the Senior Notes pursuant to an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 3.12; and the Principal Paying
Agent shall have no responsibility with respect to any funds so provided by the
Company to any such other Paying Agent.

         Any interest on any Senior Note (and any Additional Amounts and
Liquidated Damages payable in respect thereof) which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest (and any Additional
Amounts and Liquidated Damages payable in respect thereof) and (to the extent lawful) interest on such defaulted interest at the rate borne by the Senior
Notes (such defaulted interest and interest thereon herein collectively called
"DEFAULTED INTEREST") may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

              (a) The Company may elect to make payment of any Defaulted
Interest to the Persons in whose names the Senior Notes (or their respective
Predecessor Senior Notes) are registered at the close of business on a Special
Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the
Persons entitled to such Defaulted Interest as in this clause provided.
Thereupon the Trustee shall fix a Special Record Date for the payment of such
Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.06, not less than 10 days prior to such Special
Record Date. Notice of the proposed payment of such Defaulted Interest and the
Special

                                       80

Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes (or their respective Predecessor
Senior Notes) are registered at the close of business on such Special Record
Date and shall no longer be payable pursuant to the following clause (2).

              (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Senior Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Note.

              SECTION 3.13. Persons Deemed Owners.

         Prior to the due presentment of a Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such
Senior Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.11) interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

              SECTION 3.14. Cancellation.

         All Senior Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be promptly canceled by it and delivered to the Trustee. The Company may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Senior Notes previously authenticated hereunder which the Company has not issued and sold, and all
Senior Notes so delivered shall be promptly canceled by the Trustee. If the
Company shall so acquire any of the Senior Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Senior Notes held by the
Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that canceled Senior Notes be returned to it.

                                       81

              SECTION 3.15. Computation of Interest.

         Interest on the Senior Notes shall be computed on the basis of a
360-day year of twelve 30-day months.

              SECTION 3.16. Cusip and CINS Numbers.

         The Company in issuing the Senior Notes may use "CUSIP" and "CINS"
numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or
"CINS" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.
The Company will promptly notify the Trustee of any change in the "CUSIP" or
"CINS" numbers.

                                   ARTICLE 4
                           SATISFACTION AND DISCHARGE

              SECTION 4.01. Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect
(except as to surviving rights of registration of transfer or exchange of the
Senior Notes as expressly provided for herein or pursuant hereto and obligations to pay Additional Amounts and except as otherwise provided herein in the last paragraph of this Section 4.01) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

              (a) either

              (i) all the Senior Notes theretofore authenticated and delivered
         (other than (i) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.10 and
         (ii) Senior Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

              (ii) all Senior Notes not theretofore delivered to the Trustee for cancellation

                   (A) have become due and payable, or

                   (B) will become due and payable at their Stated Maturity
              within one year, or

                                       82

                   (C) are to be called for redemption within one year under
              arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has
              irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Notes to the date of such deposit (in the case of Senior Notes which have become due and payable) or to the Stated Maturity or Redemption
              Date, as the case may be;

              (b) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable hereunder by the Company and any Subsidiary Guarantor;
and

              (c) the Company has delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this
Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Sections 6.06 and 10.09 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

              SECTION 4.02. Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent
(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the
Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 5
                                    REMEDIES

              SECTION 5.01. Events of Default.

         "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                                       83

              (a) default in the payment of any interest or any Additional
Amounts or Liquidated Damages on any Senior Note when such amounts become due and payable, and continuance of such default for a period of 30 days;

              (b) default in the payment of the principal of and/or premium, if any, on any Senior Note when due and payable at its Maturity;

              (c) default in the performance, or breach, of the provisions described in Section 8.01, the failure to make or consummate a Change of Control
Offer in accordance with the provisions of Section 10.16 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of
Section 10.17;

              (d) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or any Subsidiary Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b)
or (c) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Notes then Outstanding;

              (e) (i) failure by either of the Company or any of its Significant
Subsidiaries to make any payment when due and after the date which is 10 days beyond the expiration of any applicable grace period, in respect of any
Indebtedness of the Company (other than Non-Participating Existing Notes and
Non-participating Existing Bank Debt) or any of such Significant Subsidiaries that has an aggregate outstanding principal amount in excess of US$10,000,000
(or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) or (ii) one or more defaults under one or more mortgages, bonds, debentures or other evidences of Indebtedness under which the Company (other than as aforesaid) or any Significant Subsidiary then has outstanding
Indebtedness in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), individually or in the aggregate, and either (x) a principal amount of such Indebtedness in excess of
US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount) is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such
Indebtedness;

              (f) one or more final judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money (other than in respect of Non-participating Existing Notes or Non-participating
Existing Bank Notes), either individually or in an aggregate amount, in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount) (exclusive of judgment amounts covered by insurance)
and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

                                       84

              (g) any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect
(other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture);

              (h) a resolution is passed or adopted by the Board of Directors or stockholders of the Company, or a judgment of a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with the terms of Section 8.01;

              (i) a court having jurisdiction enters a decree or order for (a)
relief in respect of the Company or any Significant Subsidiary in an involuntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (b) appointment of an administrator, receiver, trustee or intervenor for the Company or any
Significant Subsidiary for all or substantially all of the property of the
Company or any Significant Subsidiary and such decree or order remains unstayed and in effect for 60 or more days;

              (j) the Company or any Significant Subsidiary (a) commences a voluntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect other than in connection with the APE, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any Significant Subsidiary for all or substantially all of the property of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

              (k) the Argentine Government declares a general suspension of payment, or a moratorium, in either case applicable to payment of the Senior
Notes; or

              (l) the Pledge Agreement ceases to be in full force and effect or is declared null and void or shall cease to create a security interest in the collateral thereunder for the benefit of the holders of the Senior Notes or such security interest shall cease to be first priority.

              SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 5.01) shall occur and be continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of not less than 25% in principal amount of the Senior Notes then Outstanding may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest, and any Liquidated Damages and Additional Amounts on all of the Outstanding Senior Notes to be due and
payable immediately, and upon any such declaration all such amounts payable in respect of the Senior Notes shall become immediately due and payable. If an
Event of Default specified in clause (i) or (j) of Section 5.01 shall occur

                                       85

and be continuing with respect to the Company, then the principal amount of, premium, if any, and accrued interest, and any Liquidated Damages and Additional
Amounts, on all the Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration under this Indenture has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee or any Holder as hereinafter provided in this
Article, the Holders of a majority in aggregate principal amount of the Senior
Notes then Outstanding, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if

              (a) the Company has paid or deposited with the Trustee a sum sufficient to pay,

              (i) all overdue interest on all Outstanding Senior Notes,
         including any Liquidated Damages and Additional Amounts,

              (ii) all unpaid principal of, or Additional Amounts or Liquidated
         Damages, if any (and premium, if any) on any Outstanding Senior Notes that has become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Senior Notes,

              (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Notes,
         and

              (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the
         Trustee, its agents and counsel; and

              (b) all Events of Default, other than the non-payment of amounts of principal of, or Additional Amounts or Liquidated Damages, if any (or
premium, if any, on), or interest on the Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate a summary action ("ACCION EJECUTIVA") against the Company for the payment of any principal, interest, Liquidated Damages and/or Additional Amounts past due on any Senior Note, as the case may be. The right of any individual Holder to initiate such action against the Company shall comply with Article 29 of the Argentine Negotiable Obligations Law.

                                       86

              SECTION 5.03. Collection of Indebtedness and Suits for Enforcement
by Trustee.

         The Company covenants that if

              (a) default is made in the payment of any installment of interest on any Senior Note when such payment becomes due and payable and such default continues for a period of 30 days, or

              (b) default is made in the payment of the principal of, or
Additional Amounts or Liquidated Damages, if any (or premium, if any), on, any
Senior Note at the Maturity thereof, the Company will, upon demand of the
Trustee, promptly pay to the Trustee for the benefit of the Holders of such
Senior Notes, the whole amount then due and payable on such Senior Notes for principal (and premium, if any) and interest and Additional Amounts and
Liquidated Damages, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest and Additional Amounts, if any, at the rate borne by the Senior Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Any Holder may institute proceedings directly against the Company for the payment of past due principal, interest or Additional Amounts or Liquidated
Damages, if any, but from the date such proceedings are instituted, the Holder of such Senior Notes, shall cease to have any rights under the trust created by these presents, whether in relation to trust moneys (including moneys recovered by the Trustee prior to the institution of such proceedings) or otherwise. The
Trustee shall be entitled to assume (and it is the intention of the parties that it will assume) that no such proceedings have been instituted, unless it has express notice to the contrary.

         No Senior Note which has been the subject of such proceedings may be presented to the Trustee, a Paying Agent or Registrar and Co-Registrar for
payment or replacement but in such circumstances the Company shall make separate arrangements for payment directly to the Holder of each such Senior Note. If any
Holder, having instituted proceedings directly against the Company, subsequently disposes of the Senior Note forming the subject matter of such proceedings, the cessation of the rights under the trust created by these presents occurring upon the institution of such proceedings, shall inure in relation to the purchaser of such Senior Note. Upon notification by the Company of any such proceedings, the
Trustee shall give notice to the Paying Agents and the Registrar and
Co-Registrar of the serial numbers of those Senior Notes forming the subject matter of such proceedings and the Paying Agents and Registrar and Co-Registrar
shall make such serial numbers available to any Holder or potential Holder upon its request.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding

                                       87

for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Senior Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the
Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

              SECTION 5.04. Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Senior
Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Senior
Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest)
shall be entitled and empowered, by intervention in such proceeding or otherwise,

              (a) to file and prove a claim for the whole amount of principal
(and premium, if any) and interest owing and unpaid in respect of the Senior
Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

              (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each
Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the
Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior
Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                                       88

              SECTION 5.05. Trustee May Enforce Claims Without Possession of
Senior Notes. All rights of action and claims under this Indenture or the Senior
Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

              SECTION 5.06. Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section
6.06;

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest and Additional Amounts and Liquidated
Damages, if any, on the Senior Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal (and premium, if any) and interest and Additional Amounts and
Liquidated Damages, if any, respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto.

              SECTION 5.07. Limitation on Suits.

         Except as provided in the last paragraph of Section 5.02, no Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, for the appointment of a receiver or trustee, commencing any bankruptcy or insolvency proceeding against the Issuer as a result of an Event of Default or for any other remedy hereunder, unless

              (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

              (b) the Holders of not less than 25% in principal amount of the
Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as
Trustee hereunder;

              (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                                       89

              (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

              SECTION 5.08. Unconditional Right of Holders to Receive Principal,
Premium, Interest, Liquidated Damages and Additional Amounts.

         Notwithstanding any other provision in this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve)
and in such Senior Note of the principal of (and premium, if any) and (subject to Section 3.11) interest and Additional Amounts and Liquidated Damages, if any,
on such Senior Note on the respective Stated Maturities expressed in such Senior
Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

              SECTION 5.09. Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

              SECTION 5.10. Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes in the last paragraph of
Section 3.06, no right or remedy herein conferred upon or reserved to the
Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                                       90

              SECTION 5.11. Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

              SECTION 5.12. Control by Holders.

         Subject to the provisions of Section 6.02(e), the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, or to direct the Trustee to take on behalf of the Holders of the Senior Notes any action which the Pledge Agreement contemplates may be taken by the Holders of the Senior Notes, provided that

              (a) such direction shall not be in conflict with any rule of law or with this Indenture,

              (b) the Trustee may take any other action deemed proper by the
Trustee which is not inconsistent with such direction, and

              (c) the Trustee need not take any action which might involve it in personal liability or expense for which the Trustee has not received a satisfactory indemnity or be unjustly prejudicial to the Holders not consenting.

              SECTION 5.13. Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes may on behalf of the Holders of all the Senior
Notes, waive any past default hereunder or under this Indenture and its consequences, except a default

              (a) in respect of the payment of the principal of (or premium, if any) or interest or any Additional Amount or Liquidated Damages on any Senior
Note, or

              (b) in respect of a covenant or provision hereof which under
Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                       91

              SECTION 5.14. Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

              SECTION 5.15. Currency Indemnity.

         All amounts payable under the Indenture are payable in US Dollars. Any amount received or recovered in currency other than US Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company shall only constitute discharge of the Company to the extent of the US Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that US Dollar amount is less than the US
Dollar amount expressed to be due to the recipient under any Senior Note or
Subsidiary Guarantee, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify in a reasonably satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of US Dollars been made with the amount so received in that other currency on the date of receipt or recovery
(or, if a purchase of US Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by a Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Senior Note or
Subsidiary Guarantee or any other judgment or order.

                                   ARTICLE 6
                                   THE TRUSTEE

              SECTION 6.01. Notice of Default.

              (a) Within 30 days after obtaining actual knowledge of the occurrence of any Default hereunder, the Trustee shall transmit to the Holders in the manner and to the extent provided in TIA Section 313(c), notice of any such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured

                                       92

or waived; provided that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Senior Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or
Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any Default of the character specified in Section
5.01 (iv), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

              (b) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Notes and this Indenture.

              SECTION 6.02. Certain Rights of Trustee.

         Subject to the provisions of TIA Sections 315(a) through 315(d)
(determined as if the TIA were applicable to this Indenture at all times):

              (a) the Trustee shall conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board
Resolution;

              (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

              (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                                       93

              (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

              (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              SECTION 6.03. Trustee Not Responsible for Recitals or Issuance of
Senior Notes.

         The Trustee makes no representations as to the validity or sufficiency of this Indenture, any offering materials or of the Senior Notes, except as set forth in "Recitals of the Trustee" and that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior
Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to any qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Senior Notes or the proceeds thereof.

              SECTION 6.04. May Hold Senior Notes.

         The Trustee, any Paying Agent, any Registrar, Co-Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and, subject to TIA Sections
310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar, Co-Registrar or such other agent.

              SECTION 6.05. Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for

                                       94

interest on any money received by it hereunder except as otherwise agreed with the Company.

              SECTION 6.06. Compensation and Reimbursement.

         The Company agrees:

              (a) to pay to the Trustee such compensation as shall be agreed upon in writing with the Company from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

              (c) to indemnify the Trustee, its officers, directors, employees and agents and other Persons employed by the Trustee in accordance with the terms of this Indenture for, and to hold them harmless against, any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel) incurred directly or indirectly, without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the exercise of their rights or the performance of their duties under this
Indenture, including the costs and expenses of defending themselves against or investigating any claim or liability in the premises.

         The obligations of the Company under this Section to compensate the
Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee, its officers, directors, employees and agents and other Persons employed by the Trustee in accordance with the terms of this Indenture shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge or other termination of this Indenture, the resignation or removal of the Trustee and payment of the Senior Notes. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Senior Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Senior Notes.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(x) or (xi), the expenses
(including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this
Indenture, payment of the Senior Notes and/or the removal or resignation of the
Trustee.

                                       95

         The rights, benefits, protections, privileges and immunities provided to the Trustee hereunder including, without limitation, the right to indemnification, shall extend to, and shall be enforceable by, the Co-Registrar,
Principal Paying Agent, Registrar and Paying Agent.

         In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

              SECTION 6.07. Corporate Trustee Required; Eligibility.

         There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) and the Argentine Negotiable
Obligations Law Section 13 and shall have a combined capital and surplus of at least US$50,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

              SECTION 6.08. Resignation and Removal; Appointment of Successor.

              (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

              (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor
Trustee.

              (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes, delivered to the Trustee and to the Company.

                                       96

              (d) If at any time:

              (i) the Trustee shall fail to comply with the provisions of TIA
         Section 310(b) after written request therefor by the Company or by any
         Holder who has been a bona fide Holder of a Senior Note for at least six months, or

              (ii) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

              (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (i) the Company, by a Board Resolution, may remove the
Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the
Senior Notes.

              (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the
Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the
Holders of a majority in principal amount of the Outstanding Senior Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.
If no successor Trustee shall have been so appointed by the Company or the
Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the
Holders of Senior Notes in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate
Trust Office.

                                       97

              SECTION 6.09. Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring
Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the
Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified under TIA Section
310(b) and eligible under Section 6.07.

              SECTION 6.10. Merger, Conversion, Consolidation or Succession to
Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes.
In case at that time any of the Senior Notes shall not have been authenticated, any successor Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this
Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Senior Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

              SECTION 6.11. Preferential Collection of Claims Against Company.

         The Trustee shall comply with Section 311(a) of the Trust Indenture
Act, excluding any creditor relationship listed in Section 311(b) of that Act.
If the present or

                                       98

any future Trustee shall resign or be removed, it shall be subject to Section
311(a) of the Trust Indenture Act to the extent provided therein.

              SECTION 6.12. Other Capacities.

         Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Co-Registrar and Principal Paying
Agent and (ii) every provision of this Indenture relating to the conduct of, or affecting the liability or offering protection, immunity or indemnity to, the
Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Co-Registrar and Principal Paying Agent.

              SECTION 6.13. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which enforcement may be necessary by the Trustee with respect to the Senior
Notes or for any other reason, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees and to vest in such Person or Persons, in such capacity and for the benefit of the holders, and subject to the other provisions of this Indenture, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.08 hereof and no notice to
Holders of the appointment of any co-trustee or separate trustee shall be required hereunder.

              (b) Every co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such co-trustee or separate trustee; and

              (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

              (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees or separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Indenture and the conditions of this Article.

         Any co-trustee or separate trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Indenture on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights and remedies shall vest in and be exercised

                                       99

by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE 6A
                       COLLATERAL AND THE COLLATERAL AGENT

                  SECTION 6A.01.  Collateral.

         The Senior Notes will be secured by the pledge to the Collateral Agent of ordinary shares of the Company pursuant to the Pledge Agreement.

              SECTION 6A.02. Representation, Agreement, Etc., of Collateral
Agent.

         The Collateral Agent represents and agrees as follows:

              (a) The Collateral Agent does not own beneficially any Existing
Notes or Existing Bank Debt.

              (b) The Collateral Agent will perform its duties under the Pledge
Agreement in accordance with the terms thereof.

              (d) Except as provided in the preceding two paragraphs, the
Collateral Agent has no obligation or liability hereunder.

                                   ARTICLE 7
                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

              SECTION 7.01. Disclosure of Names and Addresses of Holders.

         Every Holder of Senior Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

              SECTION 7.02. Reports by Trustee.

         Within 60 days after May 15 of each year commencing with the first May
15 after the first issuance of Senior Notes, the Trustee shall transmit to the
Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

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                                   ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

              SECTION 8.01. Company May Consolidate, Etc., Only on Certain
Terms.

              (a) The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person
(other than a Restricted Subsidiary) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or Persons (other than a Restricted Subsidiary) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis as an entirety to any other Person or Persons (other than a Restricted Subsidiary), unless at the time and immediately after giving effect thereto:

              (i) either (x) if the transaction is a consolidation or merger, the Company will be the continuing corporation or (y) the Person (if other than the Company) formed by such consolidation or into which the
         Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the
         Company and its Restricted Subsidiaries on a consolidated basis as an entirety (the "SURVIVING ENTITY") (A) will be a corporation duly organized and validly existing under the laws of Argentina, and (B)
         will expressly assume, by a supplemental indenture, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest
         (and Additional Amounts and Liquidated Damages, if any) on all the
         Senior Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

              (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of
         Default will have occurred and be continuing;

              (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or of the Surviving Entity
         if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

                                      101

              (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period used to calculate the Company's Consolidated Fixed
         Charge Coverage Ratio with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company
         is not the continuing obligor under this Indenture) could incur at least US$1.00 of additional Indebtedness (other than Permitted
         Indebtedness) in accordance with the provisions hereof exclusive of
         Section 10.10 (a)(ii)(y)(2);

              (v) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee will apply to such
         Person's obligations under this Indenture and the Senior Notes;

              (vi) if any of the property or assets of the Company or any of its
         Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 10.14 are complied with; and

              (vii) the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the
         Trustee, an Officers' Certificate (attaching the computations to demonstrate compliance with clauses (iii) and (iv) above) and an
         Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this
         Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

              (b) Each Subsidiary Guarantor, if any, will not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person
(other than the Company or any Subsidiary Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or Persons (other than the Company or any Subsidiary Guarantor) or permit any of its Restricted
Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries on a consolidated basis as an entirety to any other
Person or Persons (other than the Company or any Subsidiary Guarantor), unless at the time and after giving effect thereto:

              (i) either (x) if the transaction is a consolidation or merger, such Subsidiary Guarantor will be the continuing corporation or (y) the
         Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor or its Restricted
         Subsidiary is merged or the Person that

                                      102

          acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries on a
          consolidated basis as an entirety (the "SURVIVING GUARANTOR ENTITY")
          will be a corporation duly organized and validly existing under (A)
          the laws of Argentina or (B) the laws of the jurisdiction in which such Subsidiary Guarantor was organized and will expressly assume by a supplemental indenture in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary
          Guarantee;

              (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Subsidiary Guarantor, the Company or any Restricted Subsidiary
         incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and

              (iii) such Subsidiary Guarantor or the Surviving Guarantor Entity will have delivered to the Trustee an Officers' Certificate and an
         Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

              SECTION 8.02. Successor Substituted.

         Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor in accordance with Section
8.01 in which the Company or the Subsidiary Guarantor, as the case may be, is not the continuing obligor under this Indenture or the Subsidiary Guarantee, the
Surviving Entity or Surviving Guarantor Entity, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture or the Subsidiary Guarantor under the
Subsidiary Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or the Subsidiary Guarantor therein; and
any Senior Note authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may be exchanged as provided in Section 3.03. When a successor assumes all the obligations of its predecessor under this Indenture, the Senior Notes or a
Subsidiary Guarantee, the predecessor shall be released from those obligations;
provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any (and Additional Amounts and Liquidated Damages, if any), and interest on the Senior Notes or such
Subsidiary Guarantee, as the case may be.

              SECTION 8.03. Senior Notes to Be Secured in Certain Events.

         If, upon any consolidation or merger of the Company or any Subsidiary
Guarantor with or into any other Person, or upon any sale, assignment, conveyance, transfer, lease

                                      103

or disposition of the property of the Company or any Subsidiary Guarantor substantially as an entirety to any other Person, any property or assets of the
Company or any Subsidiary Guarantor, as the case may be, would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section
10.14 without equally and ratably securing the Senior Notes, the Company or such
Subsidiary Guarantor, as the case may be, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, lease, transfer or disposition, will as to such property or assets, secure the Senior Notes then
Outstanding (together with, if the Company or such Subsidiary Guarantor, as the case may be, shall so determine, any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Senior Notes) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, sale, assignment, merger, conveyance, lease, transfer or disposition is to become secured as to such property or assets by such Lien, or will cause such Senior Notes to be so secured.

                                   ARTICLE 9
                             SUPPLEMENTAL INDENTURES

              SECTION 9.01. Supplemental Indentures Without Consent of Holders.

         Notwithstanding Section 9.02 of this Indenture, without the consent of any Holders, the Company, each Subsidiary Guarantor, if any, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

              (a) to the extent permitted by Argentine law, to evidence the succession of another Person to the Company, a Subsidiary Guarantor or any other obligor on the Senior Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Subsidiary Guarantor contained in this Indenture and in the Senior Notes and in any Guarantee in accordance with
Sections 8.01 and 8.02 hereof;

              (b) to add to the covenants of the Company, any Subsidiary
Guarantor or any other obligor upon the Senior Notes for the benefit of the
Holders or to surrender any right or power conferred upon the Company or any
Subsidiary Guarantor or any other obligor upon the Senior Notes, as applicable, in this Indenture, in the Senior Notes or in any Subsidiary Guarantee;

              (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, in the Senior Notes or any Subsidiary Guarantee
which may be defective or inconsistent with any other provision in this
Indenture, in the Senior Notes or any Subsidiary Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, under the Senior Notes or any Subsidiary Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

                                      104

              (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

              (e) to add a Subsidiary Guarantor under this Indenture;

              (f) to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to the requirements of Section 6.09;

              (g) to secure the Senior Notes pursuant to the requirements of
Sections 8.03, 10.14 or otherwise; or

              (h) to provide for the issuance and authentication of the Series
A-2 Senior Notes and the Series B-2 Senior Notes in exchange for the Series A-1
Senior Notes and the Series B-1 Senior Notes, respectively, in compliance with this Indenture and the Registration Rights Agreement.

              SECTION 9.02. Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, each affected Subsidiary
Guarantor and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of 85%
in aggregate principal amount of the Senior Notes then outstanding, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section
10.16, including, in each case, amending, changing or modifying, in any material respect, any definition relating thereto; provided further that no such supplemental indenture shall, without the consent of the Holder of each
Outstanding Senior Note affected thereby:

              (a) change the Stated Maturity of the principal of or any
installment of interest on any Senior Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or any Additional
Amount or Liquidated Damages payable thereon, or change the place of payment where, or the coin or currency in which, the principal of any Senior Note or any premium or the interest thereon or any Liquidated Damages or any Subsidiary
Guarantee is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

              (b) reduce the percentage in principal amount of the Outstanding
Senior Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture;

              (c) modify any of the provisions of this Section or Section 5.13,
9.01 or 10.23, except to increase the percentage in principal amount of the
Outstanding Senior

                                      105

Notes or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior
Note affected thereby;

              (d) consent to the assignment, transfer or release by the Company or any Subsidiary Guarantor of or from any of their rights or obligations under the Indenture;

              (e) modify any provision of the Senior Notes which would
constitute a "fundamental change" as contemplated by Article 354 of Argentine
Law No. 19,550, as amended, and Article 14 of the Argentine Negotiable
Obligations Law;

              (f) release or impair the Lien of any collateral securing the
Senior Notes; or

              (g) modify any matured obligation of the Company to make any payment under Section 10.16, 10.17 or 11.01.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

              SECTION 9.03. Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this
Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

              SECTION 9.04. Effect of Supplement Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

              SECTION 9.05. Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

              SECTION 9.06. Reference in Senior Notes to Supplemental Indenture.

         Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in

                                      106

such supplemental indenture. If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Senior
Notes.

              SECTION 9.07. Notice of Supplemental Indentures.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Senior Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

              SECTION 9.08. Meetings of Holders.

              (a) The Trustee or the Company shall, upon the request of the holders of at least five percent (5%) in aggregate principal amount of the
Senior Notes at the time Outstanding, or the Company or the Trustee may, at its discretion, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Senior Notes to be made, given or taken by the Holders.

              (b) With respect to all matters not contemplated in this
Indenture, meetings of holders will be held in accordance with the Argentine
Negotiable Obligations Law. The meetings will be held in the City of Buenos
Aires; provided, however, that at the request of any holder or the Trustee, such meeting will be held simultaneously in the City of Buenos Aires and in The City of New York by any means of telecommunication which permits the participants to hear and to speak to each other. In any case, such meetings shall be held at such time and at such place as the Company or the Trustee shall determine. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within forty (40) days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting in the Boletin Oficial de la Republica Argentina and in a newspaper of general circulation in Argentina and so long as the Senior Notes are listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange and also in the manner provided under Section 1.06 hereof and any publication thereof shall be for five consecutive business days in each place of publication.

              (c) Any Holder may attend the meeting in person or by proxy.
Directors, officers, managers and employees of the Company cannot be appointed as proxies. Holders of Senior Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three (3) days prior to the date of such meeting.

                                      107

              (d) The quorum at any meeting to adopt a resolution will be persons holding or representing 60% in aggregate principal amount of the Senior
Notes at the time Outstanding; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be persons holding or representing 30% in aggregate principal amount of the Senior Notes then Outstanding.

              (e) Decisions shall be made by the affirmative vote of a majority of the Holders in aggregate principal amount of the Senior Notes at the time
Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the unanimous affirmative vote of the
Holders shall be required to adopt a valid decision on any of the matters specified in Section 9.02(a)-(g) as requiring the consent of the Holder of each
Outstanding Senior Note affected thereby. For purposes of any meeting of Holders of Senior Notes, each US$1.00 of face value of the Outstanding Senior Notes (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) shall entitle the Holder of a Senior Note to one vote except in the case provided for in Section 45 bis of the Argentine Bankruptcy Law.

         Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Senior Notes will be conclusive and binding on all Holders, whether or not present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Senior Notes if duly passed at a meeting convened and held in accordance with the provisions of the Argentine Negotiable Obligations Law.

                                   ARTICLE 10
                                    COVENANTS

              SECTION 10.01. Payment of Principal, Premium, if Any, Interest,
Liquidated Damages, if Any, and Additional Amounts, if Any.

         The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Additional Amounts and Liquidated Damages, if any, on the Senior Notes in
accordance with the terms of the Senior Notes and this Indenture. The Company covenants and agrees for the benefit of Holders of Series A-1 Senior Notes and
Series B-1 Senior Notes that it will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights
Agreement.

              SECTION 10.02. Maintenance of Office or Agency.

         The Company will maintain in each of The City of Buenos Aires and The
City of New York an office or agency where Senior Notes may be presented or surrendered for payment, where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Corporate
Trust Office of the Trustee shall be such office or agency of the Company in The
City of New York and the specified office of the Registrar shall be such office or agency in The City of Buenos Aires, unless the

                                      108

Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the
Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the
Trustee or at the specified office of the Registrar, and the Company hereby appoints each of the Trustee and the Registrar as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Senior
Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

              SECTION 10.03. Money for Senior Note Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any), interest or
Additional Amounts or Liquidated Damages, if any, on any of the Senior Notes,
segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the
Senior Notes, it will, on or before 12:00 Noon (New York City time) on the
Business Day prior to each due date of the principal of (or premium, if any) or interest or Liquidated Damages on any Senior Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Liquidated Damages, and
(unless such Paying Agent is the Trustee) the Company will promptly notify the
Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent not appointed hereunder to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

              (a) hold all sums held by it for the payment of the principal of
(and premium, if any) or interest or Additional Amounts or Liquidated Damages, if any, on Senior Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                                      109

              (b) give the Trustee prompt written notice of any default by the
Company or a Subsidiary Guarantor (or any other obligor upon the Senior Notes)
in the making of any payment of principal (and premium, if any) or interest or
Additional Amounts or Liquidated Damages, if any; and

              (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest or Additional Amounts or Liquidated Damages, if any, on any
Senior Note and remaining unclaimed for three years after such principal, premium or interest or Additional Amounts or Liquidated Damages, if any, has
become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such
Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York,
and (ii) in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

              SECTION 10.04. Corporate Existence.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each
Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                                      110

              SECTION 10.05. Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b)
all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

              SECTION 10.06. Maintenance of Properties.

         The Company will cause all properties owned by the Company or any
Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

              SECTION 10.07. Insurance.

         The Company will at all times keep all of its and its Subsidiaries'
properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

              SECTION 10.08. Statement by Officers as to Default.

              (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year and 45 days after the end of each fiscal quarter, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the
Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

              (b) When any Default has occurred and is continuing under this
Indenture, the Company shall deliver to the Trustee by registered or certified mail or by telex or facsimile transmission an Officers' Certificate specifying such event within ten Business Days of its occurrence.

                                      111

              SECTION 10.09. Compliance with Obligations to Make Payments Free and Clear of Taxes.

                  The Company will comply with its obligations in the Senior
Notes and Section 3.01 regarding making payments hereunder and under the Senior
Notes free and clear of Taxes.

              SECTION 10.10. Limitation on Indebtedness.

              (a) (i) The Company will not, and will not permit any of its
Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable with respect to (collectively, "incur") any
Indebtedness (including without limitation Acquired Indebtedness), and (ii) the
Company will not permit any of its Restricted Subsidiaries to issue (except if issued to or owned beneficially and of record by the Company or any of its
Restricted Subsidiaries) any Preferred Stock; provided that (x) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and (y) the Company may incur Indebtedness if, after giving effect thereto, (1) the Consolidated
Fixed Charge Coverage Ratio on the date thereof would be at least 2.25 to 1.00 and (2) the Consolidated Indebtedness Ratio on the date thereof would be not more than 4.00 to 1.00, in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Fixed Charge Coverage Ratio.

              (b) The Company will not, and will not permit any Subsidiary
Guarantor to, incur any Indebtedness that is expressly subordinated to any other
Indebtedness of the Company or such Subsidiary Guarantor unless such
Indebtedness by its terms is also expressly made subordinated to the Senior
Notes, in the case of the Company, or the relevant Subsidiary Guarantee, in the case of a Subsidiary Guarantor.

              SECTION 10.11. Limitation on Restricted Payments.

              (a) The Company will not, and will not permit any Restricted
Subsidiary to, directly or indirectly, take any of the following actions:

              (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified
         Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

              (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any options, warrants or other rights to acquire such shares of Capital
         Stock;

              (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or final maturity, any Subordinated Indebtedness;

                                      112

              (iv) make any Investment (other than any Permitted Investment) in any Person (including, without limitation, any Unrestricted
         Subsidiary); or

              (v) (x) declare or pay any dividend or distribution on any Capital
         Stock of any Restricted Subsidiary (other than to the Company or any wholly owned Restricted Subsidiary) or (y) purchase, redeem or otherwise acquire or retire for value any Capital Stock of any
         Restricted Subsidiary held by any Affiliate of the Company (other than another Restricted Subsidiary),

(such payments or other actions described in (but not excluded from) clauses (i)
through (v) are collectively referred to as "RESTRICTED PAYMENTS"), unless at the time of, and immediately after giving effect to, the proposed Restricted
Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (x) no Default or Event of
Default shall have occurred and be continuing, (y) the Company could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section 10.10
(a)(ii)(y)(2)and (z) the aggregate amount of all Restricted Payments declared or made after the first day of the fiscal quarter of the Company in which the
Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior
Notes occurs shall not exceed the sum of:

              (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period)
         beginning on the first day of the fiscal quarter of the Company in which the Original Issue Date of the Series A-1 Senior Notes and the
         Series B-1 Senior Notes occurs and ending on the last day of the
         Company's latest fiscal quarter ending prior to the date of such proposed Restricted Payment for which consolidated financial information for the Company and its Restricted Subsidiaries is
         available (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

              (B) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive; provided that, for any property whose fair market value exceeds US$2,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent thereof, either the Company shall have completed a Qualified Equity Offering or such fair market value shall be confirmed by an independent appraisal from a recognized appraiser provided by the Company) received after the
         Original Issue Date of the Series A-1 Senior Notes and the Series B-1
         Senior Notes by the Company as capital contributions, or from the issuance or sale (other than to a Restricted Subsidiary) of shares of
         Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company (excluding any
         Qualified Capital Stock, or warrants, options or rights to purchase shares of Qualified Capital Stock with respect to which the purchase price thereof has been financed directly or

                                      113

         indirectly using funds (x) borrowed from the Company or from any
         Restricted Subsidiary, unless and until and to the extent such borrowing is repaid or (y) contributed, extended, guaranteed or advanced by the Company or by any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)), plus

              (C) the amount by which Indebtedness is reduced on a consolidated balance sheet of the Company prepared in accordance with GAAP upon the conversion or exchange subsequent to the Original Issue Date of the
         Series A-1 Senior Notes and the Series B-1 Senior Notes of any
         Indebtedness of the Company or a Restricted Subsidiary for Qualified
         Capital Stock (less the amount of any cash, or the fair market value of any property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive; provided that, for any property whose fair market value exceeds US$2,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), either the Company shall have completed a Qualified Equity
         Offering or such fair market value shall be confirmed by an independent appraisal from a recognized appraiser provided by the Company)
         distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash
         Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a
         Restricted Subsidiary or to an employee stock ownership plan or to a trust established by the Company or any of its Restricted Subsidiaries
         for the benefit of its employees); plus

              (D) to the extent not otherwise included in the Consolidated Net
         Income of the Company, an amount equal to the sum of (i) the net reduction in Investments in any Person (other than reductions in
         Permitted Investments) resulting from the payment in cash of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted
         Subsidiary after the Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior Notes from such Person and (ii) the portion
         (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted
         Subsidiary; provided, however, that in the case of (i) or (ii) above the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any
         Restricted Subsidiary in such Person or Unrestricted Subsidiary.

              (b) Notwithstanding paragraph (a) above, the Company and any
Restricted Subsidiary may take the following actions (so long as, with respect to clauses (iv) and (v) below, no Default or Event of Default shall have occurred and be continuing):

              (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend

                                      114

         would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

              (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of
         Qualified Capital Stock of the Company;

              (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of
         Qualified Capital Stock of the Company;

              (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence
         (other than to a Restricted Subsidiary) of, new Subordinated
         Indebtedness so long as (A) the principal amount of such new
         Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, (B) such new Subordinated
         Indebtedness is subordinated to the Senior Notes to the same extent as such Subordinated Indebtedness and (C) such new Subordinated
         Indebtedness has (x) an Average Life longer than the Average Life of the Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired plus one year and (y) a final Stated Maturity of principal later than the final Stated Maturity of principal of the
         Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired plus one year; and

              (v) make other Restricted Payments in an aggregate amount not in excess of US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount).

         The actions described in clauses (ii), (iii) and (v) of this paragraph
(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a)
above and the actions described in clauses (i) and (iv) of this paragraph (b)
shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not (except, in the case of clause (i), to the extent of the deemed payment therein described) reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph
(a).

              (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the

                                      115

portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

              SECTION 10.12. Limitation on Issuances and Sales of Capital Stock
of Restricted Subsidiaries.

         The Company will not permit any Restricted Subsidiary to issue or sell any Capital Stock (other than to the Company or a wholly-owned Restricted
Subsidiary); provided, however, that this covenant shall not prohibit any issuance or sale of the Capital Stock of any Restricted Subsidiary if immediately after giving effect to such issuance or sale, such Restricted
Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 10.11 hereof if made on the date of such issuance or sale.

              SECTION 10.13. Limitation on Transactions with Affiliates.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (each of the foregoing, an "AFFILIATE TRANSACTION")
(including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than Exempted Affiliate Transactions), unless (i) such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary, as the case may be, and is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates, (ii) with respect to any
Affiliate Transaction involving aggregate consideration equal to or greater than
US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount), the Company will deliver an officer's certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i)
above and such Affiliate Transaction has been approved by a majority of the
Disinterested Directors of the Company or, in the event no members of the Board of Directors of the Company are Disinterested Directors with respect to any
Affiliate Transaction included in this clause (ii), the Company will obtain a written opinion from a recognized U.S. investment banking firm, appraisal firm or independent public accounting firm certifying that such Affiliate Transaction is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view and (iii) with respect to any Affiliate Transaction involving aggregate consideration in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), the Company will obtain a written opinion from a recognized United States investment banking firm, appraisal firm or independent public accounting firm to the effect set forth in the preceding clause (ii).

                                      116

              SECTION 10.14. Limitation on Liens.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted
Subsidiary, whether owned at the Original Issue Date of the Series A-1 Senior
Notes and the Series B-1 Senior Notes or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated
Indebtedness, the Senior Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Senior Notes are equally and ratably secured with the obligation or liability secured by such Lien.

              SECTION 10.15. Limitation on Issuances of Guarantees by Restricted
Subsidiaries.

         The Company will not permit any Restricted Subsidiary that is not a
Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the
Senior Notes ("OTHER GUARANTEED INDEBTEDNESS"), unless (i) such Guarantee is otherwise permitted under the terms of this Indenture, (ii) such Restricted
Subsidiary simultaneously executes and delivers a supplemental indenture to this
Indenture providing for a Guarantee of the Senior Notes by such Restricted
Subsidiary and (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company as a result of any payment by such Restricted Subsidiary under such Subsidiary
Guarantee. If the Other Guaranteed Indebtedness is (A) pari passu with the
Senior Notes, then the guarantee of such Other Guaranteed Indebtedness shall be pari passu with, or subordinated to, such Subsidiary Guarantee, or (B)
subordinated to the Senior Notes, then the guarantee of such Other Guaranteed
Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Other Guaranteed Indebtedness is subordinated to the Senior
Notes.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted
Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each
Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment by such Restricted Subsidiary under such
Guarantee.

                                      117

              SECTION 10.16. Purchase of Senior Notes upon a Change of Control.

              (a) If a Change of Control shall occur at any time, then each
Holder of Senior Notes shall have the right to require that the Company purchase such Holder's Senior Notes, in whole or in part in integral multiples of
US$1,000, Euros 1,000 or Ps. 1,000, as may be appropriate, at a purchase price
(the "CHANGE OF CONTROL PURCHASE PRICE") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PURCHASE DATE"), pursuant to the offer and the other procedures described in paragraphs (b) and (c) of this Section
(the "CHANGE OF CONTROL OFFER").

              (b) Within 30 days following any Change of Control, the Company shall notify the Trustee in writing thereof and give written notice of such
Change of Control to each Holder of Senior Notes in the manner provided in
Section 1.06, stating:

              (i) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Senior
         Notes at the Change of Control Purchase Price;

              (ii) the circumstances and relevant facts regarding such Change in
         Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control);

              (iii) the Change of Control Purchase Price and the Change of
         Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

              (iv) that all Senior Notes validly tendered will be accepted for payment and that any Senior Note not tendered shall continue to accrue interest;

              (v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

              (vi) the instructions that a Holder of Senior Notes must follow to accept a Change of Control Offer or to withdraw such acceptance in accordance with paragraph (c) of this Section.

              (c) Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes to the Company at the address specified in the notice at least five Business Days prior to the Change of Control
Purchase Date. Holders will be entitled to withdraw their election if the
Company receives, not later than three Business Days prior to the Change of
Control Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Senior Notes

                                      118

purchased. Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the
Senior Notes surrendered.

              (d) The Company shall not, and shall not permit any Restricted
Subsidiary to, create or permit to exist or become effective any restriction
(other than restrictions existing under Indebtedness as in effect on the
Original Issue Date of the Series A-1 Senior Notes and the Series B-1 Senior
Notes and any refinancings thereof) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Senior Notes or, if such Change of Control Offer is made, to pay for the Senior Notes tendered for purchase.

              (e) The Company shall make the Change of Control Offer in
accordance with applicable law (including Rule 14e-1 under the Exchange Act).

              SECTION 10.17. Limitation on Sale of Assets.

              (a) The Company will not, and will not permit any Restricted
Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the assets sold, (ii) the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or Cash Equivalents shall not, when aggregated with the Fair Market Value of all other non-cash consideration received by the Company and its Restricted
Subsidiaries from all previous Asset Sales since the Original Issue Date of the
Series A-1 Senior Notes and the Series B-1 Senior Notes that have not, prior to such date, been converted to cash or Cash Equivalents, exceed five percent of the Consolidated Tangible Assets of the Company at the time of the Asset Sale under consideration; and provided that, with respect to any Asset Sales to
Affiliates of the Company, the Company receives consideration consisting of no less than 85% cash or Cash Equivalents and (iii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of
Default shall have occurred and be continuing. For purposes of clause (ii)
above, any Indebtedness or other liabilities (as shown on the Company's or such
Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities) that are assumed by the transferee in connection with an Asset Sale shall be deemed to be Cash Equivalents, but only to the extent such assumption is effected on a basis under which there is no recourse to the Company or any Subsidiary of the Company with respect to such
Indebtedness or other liabilities.

              (b) If the Company or any Restricted Subsidiary engages in an
Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding senior Indebtedness of the Company or senior Indebtedness of any Restricted
Subsidiary or (ii) invest (or enter into a legally binding commitment to invest)
in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in any line or lines of business of the Company or its Restricted Subsidiaries on the
Original Issue Date of the Series A-1 Senior Notes and the Series

                                      119

A-2 Senior Notes or which are related, ancillary or complementary thereto;
provided that any such investment shall be completed within 24 months of such
Asset Sale. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "EXCESS PROCEEDS", provided that no investment commitment referred to in clause (ii) above shall constitute a use of Net Cash
Proceeds unless such Net Cash Proceeds are actually so invested within 24 months of such Asset Sale.

              (c) When the aggregate amount of Excess Proceeds exceeds
US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
Equivalent of such amount), the Company shall, within 20 Business Days, make an offer to purchase for cash at par plus interest accrued but unpaid to the date of purchase (an "EXCESS PROCEEDS OFFER") from all holders of Senior Notes, on a pro rata basis, in accordance with the procedures set forth in this Indenture and applicable law (including Rule 14e-1 under the Exchange Act), the maximum principal amount (expressed as a multiple of US$1,000, Euros 1,000 or Ps. 1,000, as may be appropriate) of Senior Notes that may be purchased with such amount of the Excess Proceeds multiplied by a fraction the numerator of which is the aggregate principal amount of the Senior Notes outstanding on the day such offer is made and the denominator of which is such principal amount plus the US Dollar
Equivalent of the aggregate principal amount of the Floating Rate Debt outstanding on such date, such maximum principal amount being the "SENIOR NOTES
EXCESS PROCEEDS AMOUNT". If the aggregate principal amount of Senior Notes validly tendered and not withdrawn by holders thereof exceeds the Senior Notes
Excess Proceeds Amount, the Senior Notes to be purchased will be selected on a pro rata basis (based upon the principal amount of Senior Notes tendered by each holder). Upon completion of such Excess Proceeds Offer, the Senior Notes Excess
Proceeds Amount shall be deemed to be zero.

              (d) The Company shall, within the time period provided in
paragraph (c) above, notify the Trustee in writing of any Excess Proceeds Offer and shall give written notice of such Excess Proceeds Offer to each Holder of
Senior Notes in the manner provided in Section 1.06 stating:

              (i) that the Holder has the right to require the Company to repurchase such Holder's Senior Notes at the Offered Price (including any Additional Amounts) subject to proration in the event the Excess
         Proceeds multiplied by the fraction specified in paragraph (c) above are less than the aggregate Offered Price (including any Additional
         Amounts) of all Senior Notes tendered;

              (ii) the date of purchase of Senior Notes pursuant to the Excess
         Proceeds Offer (the "ASSET SALE PURCHASE DATE"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

              (iii) that any Senior Note not tendered will continue to accrue interest;

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              (iv) that, unless the Company defaults in the payment of the
         Offered Price, any Senior Note accepted for payment pursuant to the
         Excess Proceeds Offer shall cease to accrue interest after the Asset
         Sale Purchase Date; and

              (v) the instructions a Holder must follow to accept an Excess
         Proceeds Offer or to withdraw such acceptance in accordance with paragraph (e) of this Section.

              (e) Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes to the Company at the address specified in the notice at least five Business Days prior to the Asset Sale Purchase Date.
Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Asset Sale Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Senior Notes purchased. Holders whose
Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

              SECTION 10.18. Limitation on Sale and Leaseback Transactions.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with Section 10.17 with respect thereto, (ii) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness in the amount of the Attributable Value incurred in respect of such Sale and Leaseback Transaction in accordance with the provisions hereof exclusive of Section 10.10(a)(ii)(y)(2) and (iii) the Company
or such Restricted Subsidiary would be permitted to grant a Lien under Section
10.14 to secure the amount of the Attributable Value in respect of such Sale and
Leaseback Transaction.

              SECTION 10.19. Limitation on Dividend and Other Payment
Restrictions Affecting Restricted Subsidiaries.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any
Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any
Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d)
transfer any of its properties or assets to the Company or any other Restricted
Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture that would not materially adversely affect the Company's ability to satisfy its obligations under the Senior Notes and this Indenture), except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the Original Issue Date of the
Series A-1 Senior Notes and the

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Series B-1 Senior Notes (any such agreement which relates to a US Dollar amount in excess of US$1,000,000 (or, to the extent non-US Dollar denominated, the US
Dollar Equivalent of such amount) being listed on a schedule attached thereto),
(ii) applicable law, (iii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject, (iv) any agreement or other instrument of a
Person, or binding with respect to assets, acquired by the Company or any
Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, or such assets, so acquired, (v) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 10.17 hereof with respect to the assets to be sold pursuant to such contract, (vi) any agreement providing for the incurrence of
Indebtedness by a Restricted Subsidiary in compliance with Section 10.10 hereof, provided that such Restricted Subsidiary is or becomes at the time of such agreement a Subsidiary Guarantor; (vii) any agreement pursuant to which
Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the Senior Notes than is customary in comparable financings (as determined by the Company) and (C) the
Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the
Senior Notes, and (viii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (vii);
provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Senior Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

              SECTION 10.20. Provision of Reports and Financial Statements.

              (a) The Company shall provide to the Trustee and holders of Senior
Notes: (i) within 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company for such fiscal year and (ii) within 60 days after the end of each of the first three fiscal quarters of the Company, unaudited consolidated financial statements of the Company for such fiscal quarter. Each of the financial statements referred to in (i) and
(ii) shall be prepared in accordance with Argentine GAAP consistently applied, shall be translated into English, and shall be accompanied by a discussion and analysis, substantially in the format of the "Management's Discussion and
Analysis of Financial Condition and Results of Operations" that would be included in a Form 20-F filed under the Exchange Act, except that such discussion and analysis will be required only to compare the financial condition and results of operations of the fiscal year or fiscal quarter most recently ended to the prior fiscal year or comparable fiscal quarter of the prior fiscal year, as applicable. The financial statements referred to in (i) shall contain a reconciliation to U.S. GAAP of net income and shareholders' equity and a report thereon by the Company's independent auditors. In addition, from and after the earlier of (i) the date of the commencement of

                                      122

the Registered Exchange Offer or the effectiveness of the Shelf Registration
Statement and (ii) March 31, 2005 in either case, whether or not required by the rules and regulations of the U.S. Securities and Exchange Commission (the
"COMMISSION"), the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information and reports available to securities analysts, broker-dealers and prospective investors upon request. In addition, the Company shall provide to the Trustee and holders of Senior Notes an English translation of each document filed by the Company with the CNV and made publicly available in Argentina. Furthermore, for so long as any of the
Senior Notes remain outstanding, the Company agrees to make available to any prospective purchaser of the Senior Notes, upon request by a holder, or to any beneficial owner of the Senior Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

              (b) The Company and any Subsidiary Guarantors shall at all times comply with the periodic reporting requirements of the CNV and the BASE as in effect at the time of reporting.

              (c) The Company's delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the
Trustee is entitled to rely exclusively on Officers' Certificates).

              SECTION 10.21. Limitation on Capital Expenditures.

         The Company will not, and will not permit any Restricted Subsidiary to, make any Capital Expenditure other than Permitted Capital Expenditures unless on the date of such Capital Expenditure the Consolidated Fixed Charge Coverage
Ratio exceeds 2.0 to 1.0. Notwithstanding the foregoing, the Company and any
Restricted Subsidiary may apply Net Cash Proceeds in accordance with Section
10.17 or Net Equity Proceeds to Capital Expenditures without regard to this
Section and the application of such Net Cash Proceeds or Net Equity Proceeds will not reduce the aggregate amount of Permitted Capital Expenditures that may be made in any fiscal year under this Section.

              SECTION 10.22. Limitation on Optional Prepayment of Floating Rate
Debt.

         The Company will not prepay at its option any Floating Rate Debt otherwise than from the proceeds of Indebtedness incurred by it which has an
Average Life which is not less than the Average Life of the Floating Rate Debt at the date of such prepayment and the cost to the Company of which Indebtedness is not greater than the cost to the Company of the Floating Rate Debt.

                                      123

              SECTION 10.23. Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 8.03 or Section 10.07 or
Sections 10.10 through 10.14, inclusive, Sections 10.17 through 10.19, inclusive, or 10.21 if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Senior Notes, by
Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                   ARTICLE 11
                           REDEMPTION OF SENIOR NOTES

              SECTION 11.01. Redemption.

              (a) Optional Redemption. The Senior Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. Any such redemption shall be made on a pro rata basis among all holders of Senior Notes.

              (b) Mandatory Redemption from Excess Cash. (i) The Company shall, on each June 30, commencing June 30, 2006 (each an "EXCESS CASH REDEMPTION
DATE"), upon at least 30 days' prior notice to the Trustee, (a) apply any Excess
Cash for the preceding fiscal year to redeem at par each Senior Note in an amount up to the principal amount of the Subsequent Senior Notes issued in payment of interest on such Senior Note and (b) provided the Excess Cash for such preceding fiscal year exceeds by at least US$1,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) the amount applied on such Excess Cash Redemption Date pursuant to the preceding clause (a)
of this Section 11.01(b)(i), apply to redeem ratably and at par a principal amount of the Senior Notes equal to 75% of (x) Excess Cash for such preceding fiscal year minus (y) the amount so applied pursuant to the preceding clause (a)
of this Section 11.01(b)(i). The amounts required to be redeemed on any Excess
Cash Redemption Date pursuant to clauses (a) and (b) of this Section 11.01(b)
are referred to as the "Excess Cash Redemption Amount" for such Excess Cash
Redemption Date. Any such redemption shall be accompanied by the payment of interest accrued but unpaid to the Excess Cash Redemption Date on the Senior
Notes to be redeemed on that date.

         (ii) Each mandatory redemption made pursuant to this Section 11.01(b)
in respect of a Senior Note shall be paid to the Person entitled to receive interest on such Senior Note on the relevant Excess Cash Redemption Date. If the
Company's right to make any redemption in accordance with this Section 11.01(b)
is prohibited by applicable

                                      124

Law, the Company shall apply for authorization from each appropriate
Governmental Agency to make such redemption, such application to be made as promptly as is practicable after any of an Authorized Officer becomes aware of such prohibition and in any event within the later of seven days before the
Excess Cash Redemption Date and five days after the effectiveness of such Law.

         (iii) Not less than 30 days prior to each Excess Cash Redemption Date, the Company shall notify the Trustee thereof and give written notice of such redemption to each Holder of Subsequent Senior Notes and other Senior Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating, among other things, the Excess Cash Redemption
Amount per US$1,000, Euros 1,000 or Ps. 1,000, as may be appropriate, principal amount of Subsequent Senior Notes and other Senior Notes, as the case may be, and the Excess Cash Redemption Date.

              SECTION 11.02. Applicability of Article.

         Redemption of Senior Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

              SECTION 11.03. Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Senior Notes pursuant to
Section 11.01(a) shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Senior Notes to be redeemed and shall deliver to the
Trustee such documentation and records as shall enable the Trustee to select the
Senior Notes to be redeemed pursuant to Section 11.04.

              SECTION 11.04. Selection by Trustee of Senior Notes to Be
Redeemed.

         If less than all the Senior Notes are to be redeemed, the particular
Senior Notes to be redeemed shall be selected not more than 60 days prior to the
Redemption Date by the Trustee, from the Outstanding Senior Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Senior Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Senior Note not redeemed to less than US$1,000, Euros 1,000 or Ps. 1,000, as may be appropriate.

         The Trustee shall promptly notify the Company in writing of the Senior
Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior

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Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

              SECTION 11.05. Notice of Redemption.

         Notice of redemption shall be given in the manner provided for in
Section 1.06 not less than 30 nor more than 60 days prior to the Redemption
Date, to each Holder of Senior Notes to be redeemed.

         All notices of redemption shall include the "CUSIP" number and "CINS"
number shall state:

              (a) the Redemption Date,

              (b) the Redemption Price and the amount of accrued interest to the
         Redemption Date payable as provided in Section 11.07, if any,

              (c) if less than all Outstanding Senior Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Senior Notes to be redeemed,

              (d) in case any Senior Note is to be redeemed in part only, the notice which relates to such Senior Note shall state that on and after the Redemption Date, upon surrender of such Senior Note, the holder will receive, without charge, a new Senior Note or Senior Notes of authorized denominations for the principal amount thereof remaining unredeemed,

              (e) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
         11.07) will become due and payable upon each such Senior Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

              (f) the place or places where such Senior Notes are to be
         surrendered for payment of the Redemption Price and accrued interest, if any.

         Notice of redemption of Senior Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request made at least ten (10) days prior to the latest date notice to the Holders may be timely given, by the Trustee in the name and at the expense of the Company.

              SECTION 11.06. Deposit of Redemption Price.

         Prior to 12 Noon (New York City time) one Business Day prior to any
Redemption Date, the Company shall deposit with the Trustee or with a Paying
Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the
Redemption Price of, and any applicable Additional Amounts and accrued interest and Liquidated Damages on, all the Senior Notes which are to be redeemed on that date.

                                      126

              SECTION 11.07. Senior Notes Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the
Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Senior
Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with said notice, such Senior Note shall be paid by the
Company at the Redemption Price, together with accrued interest, if any, to the
Redemption Date; provided, however, that installments of interest whose Stated
Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

         If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the
Senior Notes.

              SECTION 11.08. Senior Notes Redeemed in Part.

         Any Senior Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the
Company shall execute, and the Trustee shall authenticate and deliver to the
Holder of such Senior Note without service charge, a new Senior Note or Senior
Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Note so surrendered.

                                   ARTICLE 12
                         GUARANTEES OF THE SENIOR NOTES

              SECTION 12.01. Guarantee.

         Subject to the provisions of this Article Twelve and as permitted by
Article 3 of the Argentine Negotiable Obligations Law, each Subsidiary Guarantor unconditionally and irrevocably guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Company or any other subsequent
Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Senior Notes
(and any Additional Amounts payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Senior Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law)

                                      127

interest, if any, on the Senior Notes and all other obligations of the Company or any prior or subsequent Subsidiary Guarantors to the Holders or the Trustee
hereunder or thereunder (including amounts due the Trustee under Section 6.06 and Section 10.09 hereof) and all other obligations hereunder and under the
Senior Notes and the Subsidiary Guarantees shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Guaranteed Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, such Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under each Subsidiary Guarantee, and shall entitle the Holders of Senior Notes to accelerate the obligations of each
Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

         Each Subsidiary Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Senior
Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Notes, this Indenture and its Subsidiary Guarantee. Each Subsidiary Guarantor
acknowledges that its Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or such Subsidiary
Guarantor to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of its
Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in
Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

                                      128

         Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the
Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the
Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Senior Notes, whether as a "VOIDABLE PREFERENCE", "FRAUDULENT TRANSFER" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Senior Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

              SECTION 12.02. No Need to Endorse Subsidiary Guarantee on Senior
Notes.

         Each Subsidiary Guarantor agrees that its Subsidiary Guarantee of the
Senior Notes shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

              SECTION 12.03. Release of a Subsidiary Guarantor.

              (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of any Subsidiary Guarantor
by the Company or a Restricted Subsidiary of the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 10.16, or upon the consolidation or merger of any
Subsidiary Guarantor with or into any person in compliance with Article Eight
(in each case, other than to the Company or an Affiliate of the Company or a
Restricted Subsidiary), such Subsidiary Guarantor and each Subsidiary of the
Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Twelve without any further action required on the part of the
Trustee or any Holder; provided, however, that such Subsidiary Guarantor is sold or disposed of in accordance with this Indenture.

              (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an
Opinion of Counsel certifying as to the compliance with this Section 12.03. Any
Subsidiary Guarantor not so released or the entity surviving such Subsidiary
Guarantor, as applicable, shall remain or be liable under its Subsidiary
Guarantee as provided in this Article Twelve.

         The Trustee shall execute any documents reasonably requested by the
Company or any Subsidiary Guarantor in order to evidence the release of such
Subsidiary Guarantor from its obligations under its Subsidiary Guarantee and under this Article Twelve.

                                      129

         Except as set forth in Articles Eight and Ten and this Section 12.03, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Subsidiary
Guarantor as an entirety or substantially as an entirety to the Company.

              SECTION 12.04. Waiver of Subrogation.

         Until this Indenture is discharged and all of the Senior Notes are discharged and paid in full, each Subsidiary Guarantor irrevocably waives and agrees not to exercise any claim or other rights which it may have at the time its Subsidiary Guarantee is made or may thereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the
Company's obligations under the Senior Notes or this Indenture and the
Subsidiary Guarantor's obligations under its Subsidiary Guarantee and this
Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Guaranteed Parties against the
Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Subsidiary
Guarantor in violation of the preceding sentence and any amounts owing to the
Trustee or the Holders of Senior Notes under the Senior Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall forthwith be paid to the Trustee for the benefit of such Guaranteed Parties to be credited and applied to the obligations in favor of the Guaranteed Parties, whether matured or unmatured, in accordance with the terms of this Indenture.
Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.04 will be knowingly made in contemplation of such benefits.

              SECTION 12.05. Immediate Payment.

         Each Subsidiary Guarantor agrees to make immediate payment to the
Trustee on behalf of the Guaranteed Parties of all Guaranteed Obligations owing or payable to the respective Guaranteed Parties upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

              SECTION 12.06. No Set-off.

         Each payment to be made by any Subsidiary Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

                                      130

              SECTION 12.07. Obligations Absolute.

         The obligations of each Subsidiary Guarantor hereunder shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by such Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

              SECTION 12.08. Obligations Continuing.

         The obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Guaranteed
Obligations have been paid and satisfied in full.

              SECTION 12.09. Obligations Not Reduced.

         The obligations of each Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Senior Notes or this Indenture.

              SECTION 12.10. Obligations Reinstated.

         The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of such Subsidiary
Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of such Subsidiary Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by such Subsidiary Guarantor as provided herein.

              SECTION 12.11. Obligations Not Affected.

         The obligations of each Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by such Subsidiary Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defense to a claim against such Subsidiary
Guarantor hereunder or might operate to release or otherwise exonerate such
Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, including, without limitation:

                                      131

              (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

              (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Indenture, the Senior Notes or any other document or instrument;

              (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this
         Indenture or the Senior Notes, or to give notice thereof to such
         Subsidiary Guarantor;

              (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other person or their respective assets or the release or discharge of any such right or remedy;

              (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the
         Company or any other person;

              (f) any change in the time, manner or place of payment of, or in any other term of, any of the Senior Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Senior Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Senior Notes;

              (g) any change in the ownership, control, name, objects,
         businesses, assets, capital structure or constitution of the Company or such Subsidiary Guarantor;

              (h) any merger or amalgamation of the Company or such Subsidiary
         Guarantor with any person or persons;

              (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of such
         Subsidiary Guarantor under its Subsidiary Guarantee; and

              (j) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Senior Notes or of such Subsidiary Guarantor in respect of its Subsidiary Guarantee.

                                      132

              SECTION 12.12. Waiver.

         Without in any way limiting the provisions of Section 12.01 hereof, each Subsidiary Guarantor waives notice of acceptance hereof, notice of any liability of the Subsidiary Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Guaranteed Obligations, or other notice or formalities to the Company or the Subsidiary Guarantors of any kind whatsoever. Each Subsidiary Guarantor waives all benefits set forth in
Articles 480 (second paragraph), 481 and 482 of the Argentine Commercial Code as well as any rights and powers contemplated by Articles 1990, 1994, 2012, 2015,
2017, 2018, 2020, 2021 (except the right to oppose payment), 2022, 2023, 2024,
2025, 2026, 2028, 2029, 2043, 2044, 2045, 2046, 2047, 2049 (except in the case of express prior written waiver issued by the Trustee and authorized in accordance with this Indenture), and 2050 of the Argentine Civil Code, to the
extent any such rights of defenses would otherwise become applicable or available to such Subsidiary Guarantor. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the
Senior Notes pursuant to this Indenture and that the waivers set forth in this
Section 12.12 will be knowingly made in contemplation of such benefit.

              SECTION 12.13. Dealing with the Company and Others.

         The Guaranteed Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any
Subsidiary Guarantor hereunder and without the consent of or notice to any
Subsidiary Guarantor, may

              (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

              (b) take or abstain from taking security or collateral from the
         Company or from perfecting security or collateral of the Company;

              (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Senior Notes;

              (d) accept compromises or arrangements from the Company;

              (e) apply all monies at any time received from the Company or from any security upon such part of the Guaranteed Obligations as the
         Guaranteed Parties may see fit or change any such application in whole or in part from time to time as the Guaranteed Parties may see fit; and

                                      133

              (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the
         Guaranteed Parties or the Trustee may see fit.

              SECTION 12.14. Default and Enforcement.

         If any Subsidiary Guarantor fails to pay in accordance with Section
12.05 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of such Subsidiary Guarantor and such
Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Guaranteed Obligations.

              SECTION 12.15. Costs and Expenses.

         Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Guaranteed Parties in enforcing any of their rights under the Subsidiary Guarantee issued by such Subsidiary Guarantor.

              SECTION 12.16. No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the
Trustee or the other Guaranteed Parties, any right, remedy, power or privilege hereunder or under the Indenture or the Senior Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Senior Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the
Subsidiary Guarantee and under this Indenture, the Senior Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the
Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

              SECTION 12.17. Representation and Warranty of Each Subsidiary
Guarantor.

         Each Subsidiary Guarantor represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of its Subsidiary Guarantee, to constitute the same valid, binding and legal obligation of such Subsidiary
Guarantor, enforceable against such Subsidiary Guarantor, its successors and assigns in accordance with its terms, will have been done and performed and have happened in compliance with all applicable laws. The obligations of each
Subsidiary Guarantor under its Subsidiary Guarantee shall constitute a direct, general, irrevocable, unsecured and unsubordinated obligations of such
Subsidiary Guarantor.

                                      134

              SECTION 12.18. Special Waiver.

         To the extent that any Subsidiary Guarantor may be entitled to the benefit of any provision of law requiring the Trustee or any Holder of the
Senior Notes, in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Indenture or the Senior Notes, to post security for litigation costs or otherwise post a performance bond or guaranty ("CAUTIO JUDICATUM SOLVI" or "EXCEPCION DE
ARRAIGO"), or to take any similar action, such Subsidiary Guarantor waives such benefit, in each case to the fullest extent permitted under the laws of
Argentina or, as the case may be, such other jurisdiction.

              SECTION 12.19. Severability.

         Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

              SECTION 12.20. Successors and Assigns.

         Any Subsidiary Guarantee shall be binding upon and inure to the benefit of the relevant Subsidiary Guarantor and the Trustee and the other Guaranteed
Parties and their respective successors and permitted assigns, except that no
Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

              SECTION 12.21. General Limitation on Subsidiary Guarantee
Obligations.

         In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally or similar laws applicable in Argentina or any other country, if the obligations of any Subsidiary Guarantor under Section
12.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Holder of Senior Notes, the
Trustee or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding so as not to constitute a fraudulent transfer under any such applicable law.

                                      135

                                   ARTICLE 13
                       DEFEASANCE AND COVENANT DEFEASANCE

              SECTION 13.01. Company's Option to Effect Defeasance or Covenant
Defeasance.

         The Company may, at its option by Board Resolution, at any time elect to apply either Section 13.02 or Section 13.03 to all Outstanding Senior Notes
upon compliance with the conditions set forth below in this Article Thirteen.

              SECTION 13.02. Defeasance and Discharge.

         Upon the Company's exercise under Section 13.01 of its option to apply this Section 13.02, the Company and any Subsidiary Guarantor, if any, shall be deemed to have been discharged from its obligations with respect to all
Outstanding Senior Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Company and any such Subsidiary Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding
Senior Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Senior Notes, the Subsidiary Guarantees and this Indenture insofar as such Senior Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Senior Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due on the Stated
Maturity (or upon redemption, if applicable); (B) the Company's obligations with respect to such Senior Notes under Sections 1.12, 3.01, 3.04, 3.05, 3.06, 3.07,
3.11, 3.12, 5.15, 6.08(e), 10.02, 10.03, 10.08 (but only to the extent such section is applicable to Default of an obligation under this Indenture not defeased) and 10.09 (but only to the extent of Additional Amounts other than
Additional Amounts payable under then applicable law; for the purposes of applying Section 10.09 after defeasance, if the Trustee is required by law or by the administration or interpretation thereof to withhold or deduct any amount for or on account of Taxes from any payment made from the trust fund described in Section 13.04 under or with respect to the Senior Notes, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to deduct or withhold); (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen.
Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Senior Notes.

                                      136

              SECTION 13.03. Covenant Defeasance.

         Upon the Company's exercise under Section 13.01 of its option to apply this Section 13.03, the Company and any Subsidiary Guarantor, if any, shall be released from their respective obligations under any covenant contained in
Section 8.01(a)(iii) and (iv), Section 8.03 and Sections 10.10 through 10.21 with respect to the Outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Senior Notes shall thereafter be deemed not to be "OUTSTANDING" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding
Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(iii)
and (iv), but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby.

              SECTION 13.04. Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
13.02 or Section 13.03 to the Outstanding Senior Notes:

              (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of
Section 6.07 who shall agree to comply with the provisions of this Article
Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (A) cash in US Dollars in an amount, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any), interest and all
Additional Amounts payable under then applicable law on the Outstanding Senior
Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the
Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Senior Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose,
"U.S. GOVERNMENT

                                      137

OBLIGATIONS" means securities that are (x) direct obligations of the United
States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a fill faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the
Securities Act), as custodian with respect to any such U.S. Government
Obligation or a specific payment of principal of or interest on any such U.S.
Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

              (b) No Default or Event of Default with respect to the Senior
Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (j) and (k) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

              (c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company or any Subsidiary
Guarantor is a party or by which it is bound.

              (d) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the
Company has received from, or there has been published by, the Internal Revenue
Service a ruling, or (y) since the Original Issue Date of the Series A-1 Senior
Notes and the Series B-1 Senior Notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

              (e) In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the
Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

              (f) The Company shall have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent provided

                                      138

for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

              SECTION 13.05. Deposited Money and U.S. Government Obligations to
Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this
Section 13.05, the "TRUSTEE") pursuant to Section 13.04 in respect of the
Outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal (and premium, if any), interest, Liquidated Damages and Additional
Amounts payable under then applicable law, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Senior Notes.

         Anything in this Article Thirteen to the contrary notwithstanding, the
Trustee shall deliver or pay to the Company from time to time upon Company
Request any money or U.S. Government Obligations held by it as provided in
Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

              SECTION 13.06. Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantor's, if any, obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.05; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Senior Note following the reinstatement of its obligations, the
Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                         [signatures on following page]

                                      139

                                              MASTELLONE HERMANOS S.A.

                                              By
                                                 -------------------------------
                                                 Title:

                                              THE BANK OF NEW YORK,
                                                as Trustee, Co-Registrar and
                                                Principal Paying Agent

                                              By
                                                 -------------------------------
                                                 Title:

                                              BANCO RIO DE LA PLATA S.A.,
                                                as Registrar and Paying Agent

                                              By
                                                 -------------------------------
                                                 Title:

                                              LEITESOL INDUSTRIA Y COMERCIO S.A.

                                              By
                                                 -------------------------------
                                                 Title:

                                              MASTELLONE SAN LUIS S.A.

                                              By
                                                 -------------------------------
                                                 Title:

                                              PROMAS S.A.

                                              By
                                                 -------------------------------
                                                 Title:

                                --------------

                                      140

                    This Indenture has been executed by the Collateral Agent
solely for purposes of Article 6A:

                                              BANCO RIO DE LA PLATA S.A.,

                                              By
                                                 -------------------------------
                                                 Title:

                                      141

                                                                      SCHEDULE I

             INDEBTEDNESS OUTSTANDING ON THE ORIGINAL ISSUE DATE OF
          8% SERIES A-1 COLLATERALIZED SENIOR NOTES DUE 2012 AND THE 8%
               SERIES B-1 COLLATERALIZED SENIOR NOTES DUE 2012(1)

Unsecured Debt:

Floating Rate Notes due December 31, 2011:                                       U.S.$79,725,455.49

11-3/4% Senior Notes due 2008:                                                   U.S.$7,091,000.00

Ps.1,711,679.53 owed to Banca Nazionale del Lavaro de July 7, 2007               U.S.$578,270.11

Secured Debt:

Euro318,329.64 owed to Calyon due October 6, 2005:                               U.S.$318,329.64

US$9,852,997.60 owed to Calyon due March 30, 2010                                U.S.$9,853,997.60

Pesos2,079,692.95 owed to Rababobank due June 30, 2006                           U.S.$2,079,692.95

---------------------------
1        All amounts are approximate figures.

                                                                     SCHEDULE II

                     DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                  OUTSTANDING ON THE ORIGINAL ISSUE DATE OF THE
    8% SERIES A-1 COLLATERALIZED SENIOR NOTES DUE 2012 AND THE 8% SERIES B-1
                      COLLATERALIZED SENIOR NOTES DUE 2012

                                      None

                                                                    SCHEDULE III

                    NON-PARTICIPATING EXISTING BANK DEBT AND
                        NON-PARTICIPATING EXISTING NOTES

EXISTING BANK DEBT
None

EXISTING NOTES
11-3/4% Senior Notes due 2008 (CUSIP 57632PAC4)      $7,091,000